UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant [X]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ X ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

[ ]	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Vectrus, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VECTRUS, INC.
2018 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

VECTRUS
TRUE TO YOUR MISSION

APRIL 3, 2018

Vectrus, Inc.
655 Space Center Drive
Colorado Springs, CO 80915

Dear Fellow Shareholders:

Enclosed are the Notice of Annual Meeting of Shareholders and Proxy Statement for the Vectrus, Inc. 2018 Annual Meeting of Shareholders. This year’s meeting is intended to address only the business included on the agenda. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, which provides information required by applicable laws and regulations.

Your vote is important and we encourage you to vote whether you are a registered owner or a beneficial owner. In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We believe use of the Internet makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.

If you are the registered owner of Vectrus common stock and do not plan to vote in person at the annual meeting, you may vote your shares by making a toll-free telephone call or using the Internet. Details of these voting options are explained in the Proxy Statement. If you choose to receive paper copies of our proxy materials, you can vote by completing and returning the enclosed proxy card by mail as soon as possible.

If you are a beneficial owner and someone else, such as your bank, broker or trustee, is the owner of record, the owner of record will communicate with you about how to vote your shares.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. Voting by any of the methods described above will ensure your representation at the Annual Meeting of Shareholders.

Sincerely,

CHARLES L. PROW
PRESIDENT AND CHIEF EXECUTIVE OFFICER

LOUIS J. GIULIANO
NON-EXECUTIVE CHAIRMAN OF
THE BOARD OF DIRECTORS

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS
LOCATION DETAILS

TIME:	8:00 a.m. Eastern Time, on Friday, May 18, 2018

PLACE:	Hyatt Regency Reston, 1800 Presidents St., Reston, VA 20190

ITEMS OF BUSINESS

ITEM 1	To elect three Class I Directors as members of the Board of Directors for a three-year term, each as named in the attached Proxy Statement.

ITEM 2	To ratify the appointment of Deloitte & Touche LLP as the Vectrus, Inc. Independent Registered Public Accounting Firm for 2018.

ITEM 3	To approve, on an advisory basis, the compensation paid to our named executive officers, as described herein.

ITEM 4	To transact such other business as may properly come before the meeting.

WHO CAN VOTE?
You can vote if you were a shareholder at the close of business on March 20, 2018, the record date.

ANNUAL REPORT TO SHAREHOLDERS AND ANNUAL REPORT ON FORM 10-K
Copies of our Annual Report to Shareholders and 2017 Annual Report on Form 10-K are provided to shareholders.

MAILING OR AVAILABILITY DATE
Beginning on or about April 3, 2018, this Notice of Annual Meeting of Shareholders and the 2018 Proxy Statement are being mailed or made available, as the case may be, to shareholders of record on March 20, 2018.

ABOUT PROXY VOTING
Your vote is important. Proxy voting permits shareholders unable to attend the Annual Meeting of Shareholders to vote their shares through a proxy. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. If you do not provide instructions on how to vote, the proxies will vote as recommended by the Board of Directors. Most shareholders will not receive paper copies of our proxy materials and can vote their shares by following the Internet voting instructions provided on the Notice of Internet Availability of Proxy Materials. If you are a registered owner and requested a paper copy of the proxy materials, you can vote your shares by completing and returning your proxy card or by following the Internet or telephone voting instructions provided on the proxy card. Beneficial owners who received or requested a paper copy of the proxy materials can vote their shares by completing and returning their voting instruction form or by following the Internet or telephone voting instructions provided on the voting instruction form. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting of Shareholders by following the instructions on page 4 of this proxy statement and on the proxy card.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on Friday, May 18, 2018 at 8:00 a.m. Eastern Time at the Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20190. The Company’s 2018 Proxy Statement, 2017 Annual Report on Form 10-K and Annual Report to Shareholders are available online at www.proxyvote.com.

If you want to receive a paper or email copy of these documents, you must request a copy. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in this proxy statement on or before May 4, 2018 to facilitate timely delivery.

By order of the Board of Directors,

MICHELE L. TYLER
SENIOR VICE PRESIDENT
CHIEF LEGAL OFFICER AND CORPORATE SECRETARY
APRIL 3, 2018

i

ii

VECTRUS QUICK FACTS

ANNUAL MEETING OF SHAREHOLDERS INFORMATION

DATE	May 18, 2018	CORPORATE WEBSITE	www.vectrus.com
TIME	8:00 a.m. Eastern Time	INVESTOR RELATIONS WEBSITE	http://investors.vectrus.com/
LOCATION	Hyatt Regency Reston 1800 Presidents St. Reston, VA 20190	ANNUAL REPORT ON FORM 10-K	http://investors.vectrus.com/Cache/392697819.PDF?O=PDF&T=&Y=&D=&FID=392697819&iid=4649403
RECORD DATE	March 20, 2018	CODE OF CONDUCT	http://investors.vectrus.com/govdocs
TRANSFER AGENT	Computershare Trust Company, N.A.
CORPORATE HEADQUARTERS	655 Space Center Drive, Colorado Springs, CO 80915

ANNUAL MEETING OF SHAREHOLDERS AGENDA ITEMS TO BE VOTED ON
MANAGEMENT RECOMMENDATION
ITEM 1. ELECTION OF DIRECTORS
To elect Class I Directors: - Bradford J. Boston - Charles L. Prow - Phillip C. Widman	FOR EACH CLASS I DIRECTOR NOMINEE
ITEM 2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2018.	FOR
ITEM 3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
To approve, on an advisory basis, the compensation of our named executive officers, as described in the 2018 Proxy Statement.	FOR

DIRECTORS STANDING FOR ELECTION
	INDEPENDENT	COMMITTEE ASSIGNMENT
Bradford J. Boston	YES	Compensation and Personnel Committee Chair and Strategy Committee Member
Charles L. Prow	NO	None
Phillip C. Widman	YES	Audit Committee and Compensation and Personnel Committee Member

NUMBER OF 2017 BOARD AND COMMITTEE MEETINGS
Board Meetings	7
Audit Committee Meetings	8
Compensation and Personnel Committee Meetings	7
Nominating and Governance Committee Meetings	5
Strategy Committee Meetings	5

INDEPENDENT NON-EXECUTIVE CHAIR
Louis J. Giuliano

ANNUAL DIRECTOR COMPENSATION AND OWNERSHIP GUIDELINES
Cash Retainer	$75,000
Restricted Stock Units	$75,000
Audit Committee Chair – Incremental Compensation	$15,000 Cash Retainer
Compensation and Personnel Committee Chair – Incremental Compensation	$10,000 Cash Retainer
Nominating and Governance Committee Chair – Incremental Compensation	$10,000 Cash Retainer
Strategy Committee Chair - Incremental Compensation	$10,000 Cash Retainer
Non-Executive Chair – Incremental Compensation	$50,000 Cash Retainer and $50,000 in Restricted Stock Units

Director Share Ownership Guidelines	5X the Annual Cash Retainer Amount

BOARD SIZE FOLLOWING THE 2018 ANNUAL MEETING OF SHAREHOLDERS
9 Directors

KEY PRINCIPLES AND PRACTICES
☑	Independent Chairman of the Board
☑	Committees 100% independent
w	Audit	w	Compensation and Personnel	w	Nominating and Governance	w	Strategy
☑	Majority vote standard in uncontested elections
☑
Restriction on the number of boards on which Directors may serve to avoid overboarding, including the number of boards on which a Director who is a CEO may serve (See "Information About the Board of Directors - Corporate Governance Principles")

☑	Annual Board and Committee evaluations
☑	Compensation tied to performance
☑	Limited perquisites
☑	No tax gross-ups on perquisites or in connection with a change in control. Tax protection may be provided for amounts associated with relocation.
☑	Policy against hedging, pledging or speculating in Company stock
☑	Share ownership guidelines for directors and officers
☑	Clawback policy
☑	No poison pill
☑	Regular executive sessions of Board and each Committee without management present
☑	Board regularly reviews Board size and composition, including diversity and tenure, as well as Committee structure through its Nominating and Governance Committee

WE DO...
☑	Use an independent compensation consultant.
☑	Pay for performance.
☑	Have meaningful stock ownership guidelines for Vectrus corporate officers and directors.
☑	Have an annual Say-on-Pay vote.
☑	Mitigate compensation risk through oversight, controls and appropriate incentives in our balanced compensation programs.
☑
Have double trigger change in control provisions in our equity award agreements that require both consummation of a change in control transaction and termination of employment for accelerated vesting. We also have provided for the double trigger in our equity incentive plan.

☑
Provide in our equity incentive plan for a minimum vesting period of one year for employee equity grants, and our award agreements generally provide for vesting in equal annual installments over a three-year period for our restricted stock unit and stock option awards.

☑	Provide for clawback or recoupment of incentive awards and related payments under certain circumstances.
WE DO NOT...
✗	Reprice stock options.
✗	Provide tax gross-ups for perquisites or in connection with a change in control; however, tax protection may be provided for costs associated with relocation.
✗	Guarantee minimum bonus payments.
✗	Have fixed term employment arrangements with our named executive officers ("NEOs"). All NEOs are at-will employees.
✗	Provide a traditional pension plan or a supplemental executive retirement plan.

2018 PROXY STATEMENT
INFORMATION ABOUT THIS PROXY STATEMENT AND VOTING
Your vote is very important to us. For this reason, the Board of Directors of Vectrus, Inc. (“Vectrus” or the “Company”) is requesting that you allow your common stock to be represented at the Annual Meeting of Shareholders by voting your shares after reviewing this Proxy Statement. This Proxy Statement is being sent or made available to you in connection with this request and has been prepared on behalf of the Board of Directors by our management team.

WHY DID I RECEIVE THESE PROXY MATERIALS?
Beginning on or about April 3, 2018, this Proxy Statement is being mailed or made available, as the case may be, to shareholders who were Vectrus shareholders as of the March 20, 2018 record date (the “Record Date”), as part of the Board of Directors’ solicitation of proxies for the Vectrus 2018 Annual Meeting of Shareholders and any postponements or adjournments thereof. This Proxy Statement and the 2017 Annual Report on Form 10-K (which have been furnished or made available to shareholders eligible to vote at the 2018 Annual Meeting of Shareholders) contain information that the Board of Directors believes offers an informed view of Vectrus.

WHO IS ENTITLED TO VOTE?
You can vote if you owned shares of the Company’s common stock as of the close of business on the Record Date.

WHAT ITEMS OF BUSINESS WILL I BE VOTING ON?
You are voting on the following items of business:

1	To elect three Class I Directors as members of the Board of Directors for a three-year term, each as named in this Proxy Statement.
2	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s Independent Registered Public Accounting Firm for 2018.
3	To approve, on an advisory basis, the compensation paid to our named executive officers ("NEOs"), as described herein.
4	To transact such other business as may properly come before the meeting.

HOW DO I VOTE?
If you are a registered owner, you can either vote in person at the Annual Meeting of Shareholders or by proxy, whether or not you attend the Annual Meeting of Shareholders. Other beneficial owners may vote by submitting their voting instructions. If you are a beneficial owner and your shares are held in a bank or brokerage account, you will need to obtain a proxy, executed in your favor, from your bank or broker to be able to vote in person at the Annual Meeting of Shareholders.

WHAT IS THE DIFFERENCE BETWEEN A REGISTERED OWNER AND A BENEFICIAL OWNER?
If the shares you own are registered in your name directly with Computershare, our transfer agent, you are the registered owner and the “shareholder of record.” If the shares you own are held in a stock brokerage account, bank or by another holder of record, you are considered the “beneficial owner” because someone else holds the shares on your behalf.

WHAT ARE THE PROXY VOTING PROCEDURES?
Your vote is important. After reviewing this Proxy Statement, please vote your shares right away to make sure that your shares are represented at the Annual Meeting of Shareholders. Please follow the voting instructions on the proxy card (if you are a shareholder of record) or the voting instruction form (if you are a beneficial owner). You may vote:

8	(	+

BY INTERNET	BY TELEPHONE (FROM U.S.)	BY MAIL

WHY DOES THE BOARD SOLICIT PROXIES FROM SHAREHOLDERS?
Since it is impractical for all shareholders to attend the Annual Meeting of Shareholders and vote in person, the Board of Directors recommends that you appoint the two people named on the accompanying proxy card to act as your proxies at the 2018 Annual Meeting of Shareholders.

HOW DO THE PROXIES VOTE?
The proxies vote your shares in accordance with your voting instructions. If you appoint the proxies but do not provide voting instructions, they will vote as recommended by the Board of Directors, except as discussed below under “What is a broker non-vote?" If any other matters not described in this Proxy Statement are properly brought before the meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.

HOW MANY VOTES DO I HAVE?
You have one vote for every share of Vectrus common stock that you owned on the Record Date.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE PROPOSALS?
The Board of Directors recommends a vote “FOR” the election of each of the Class I Director nominees of the Board of Directors (Item 1), “FOR” the ratification of the appointment of Deloitte as the Vectrus Independent Registered Public Accounting Firm for 2018 (Item 2), and “FOR” the advisory approval of the compensation of our NEOs (Item 3).

WHAT IF I CHANGE MY MIND?
Shareholders of Record: You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date or casting a new vote via the Internet or by telephone, as applicable. You can also send a written revocation to the Corporate Secretary at the Vectrus Corporate Headquarters, 655 Space Center Drive, Colorado Springs, CO 80915. If you come to the Annual Meeting of Shareholders, you can ask that the proxy you submitted earlier not be used.

Beneficial Owners: You must contact the bank, broker or other nominee holding your shares and follow its instructions for changing your vote.

WHAT IS A "BROKER NON-VOTE"?
The New York Stock Exchange ("NYSE") has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may cast a vote on behalf of a beneficial owner from whom the broker has not received instructions with regard to discretionary matters but not non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters to which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Under current NYSE interpretations, agenda Item 2, the ratification of Deloitte as the Company’s independent registered public accounting firm, is considered a discretionary item. Your broker does not have discretion to vote your shares regarding Items 1 or 3, each of which is considered a non-discretionary item.

Under Indiana law, the law of the state where the Company is incorporated, broker non-votes and abstentions are counted to determine whether there is a quorum present but a broker non-vote or abstention will have no effect on the outcome of the proposals. There are three formal items scheduled to be voted upon at the Annual Meeting of Shareholders as described in this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors is not aware of any business other than as described in this Proxy Statement that will be presented for a vote at the Annual Meeting of Shareholders.

HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS OR APPROVE A PROPOSAL? HOW MANY VOTES ARE REQUIRED FOR AN AGENDA ITEM TO PASS?
Our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws (the "By-Laws") provide that in uncontested elections, Directors shall be elected by a majority of the votes cast (that is, the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee). Accordingly, broker non-votes and abstentions will not have any effect on the election of a Director. Cumulative voting in the election of Directors is not permitted. Items 2 and 3 are advisory in nature and non-binding. These Items will be considered to have passed if the votes cast in favor of the proposal exceed the votes cast against the proposal.

WHAT HAPPENS IF A DIRECTOR NOMINEE FAILS TO RECEIVE A MAJORITY OF THE VOTES CAST IN AN UNCONTESTED ELECTION?
Our By-Laws provide that in uncontested elections, any Director nominee who fails to be elected by a majority of the votes cast, but who also is a Director at the time, shall promptly provide a written resignation, as a holdover Director, to the Chairman of the Board or the Corporate Secretary. The Nominating and Governance Committee (or the equivalent committee then in existence) shall promptly consider the resignation and all relevant facts and circumstances concerning any vote and the best interests of the Company and its shareholders and make a recommendation to the Board. The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board meeting or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision.

HOW MANY SHARES OF VECTRUS STOCK ARE OUTSTANDING?
As of the Record Date, 11,220,145 shares of Vectrus common stock were outstanding and entitled to vote at the Annual Meeting of Shareholders.

HOW MANY HOLDERS OF VECTRUS OUTSTANDING SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING OF SHAREHOLDERS?
In order to conduct business at the Annual Meeting of Shareholders, it is necessary to have a quorum. The presence in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. Abstentions and broker non-votes will be considered present for quorum purposes.

WHO COUNTS THE VOTES? IS MY VOTE CONFIDENTIAL?
Votes will be counted by the Inspector of Election appointed for the 2018 Annual Meeting of Shareholders. The Inspector of Election monitors the voting and certifies the confidentiality of the votes of shareholders.

WHO WILL SOLICIT PROXIES?
Our Directors, officers and other regular employees may solicit proxies. In addition, we have appointed Okapi Partners LLC to help with the solicitation effort. These persons and Okapi Partners LLC may solicit proxies in person, by mail, by telephone or other electronic communication.

WHO WILL PAY FOR THE COSTS OF THIS PROXY SOLICITATION?
We will pay the full cost of soliciting proxies. We will pay Okapi Partners LLC a fee of $7,500 plus reimbursement of expenses to assist with the solicitation, and we will reimburse brokers, nominees, custodians and other fiduciaries for their costs in sending proxy materials to beneficial owners. Our Directors, officers and other employees will not receive any additional compensation for these activities.

HOW CAN I SUBMIT A PROPOSAL FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS?
Rule 14a-8 of the Securities Exchange Act of 1934, or the “Exchange Act,” establishes the eligibility requirements and the procedures that must be followed for a shareholder proposal to be included in a public company’s proxy materials. If you want us to consider including a shareholder proposal in next year’s proxy statement, you must deliver such proposal, in writing, to Michele L. Tyler, our Chief Legal Officer and Corporate Secretary, at our principal executive offices on or before December 4, 2018 and comply with applicable eligibility requirements and procedures.

Any other matters proposed to be submitted for consideration at next year’s Annual Meeting of Shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act) must be given in writing to our Corporate Secretary and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date we first sent or made these proxy materials available to shareholders.

Therefore, to be presented at our 2019 Annual Meeting of Shareholders, such a proposal must be received on or after December 4, 2018 but not later than January 3, 2019. The proposal must contain specific information required by our By-Laws, which are on file with the Securities and Exchange Commission ("SEC") and may be obtained from our Corporate Secretary upon written request. If a shareholder proposal is received before or after the range of dates specified above, our proxy materials for the next Annual Meeting of Shareholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.

CAN A SHAREHOLDER NOMINATE DIRECTOR CANDIDATES?
In accordance with procedures and requirements set forth in our By-Laws, shareholders may propose nominees for election to the Board of Directors only after providing timely written notice, as set forth in the preceding section. To be timely, notice of Director nomination or any other business for consideration at the shareholders’ meeting must be received by our Corporate Secretary at our principal executive offices no less than 90 days nor more than 120 days prior to the first anniversary of the date we released our Proxy Statement to shareholders in connection with last year's Annual Meeting of Shareholders. Therefore, to be presented at our 2019 Annual Meeting of Shareholders, such a proposal must be received on or after December 4, 2018 but not later than January 3, 2019. The nomination and notice must meet all other qualifications and requirements of the Company’s Corporate Governance Principles, By-Laws and Regulation 14A of the Exchange Act. The nominee will be evaluated by the Nominating and Governance Committee of the Board using the same standards as it uses for all other Director nominees.

These standards are discussed in further detail below under “Information about the Board of Directors - Director Selection, Composition, and Diversity.” You can request a copy of the nomination requirements from the Corporate Secretary of Vectrus.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING OF SHAREHOLDERS?
We will announce preliminary voting results at the 2018 Annual Meeting of Shareholders and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the 2018 Annual Meeting of Shareholders. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the 2018 Annual Meeting of Shareholders, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Form 8-K with the SEC to disclose the final voting results.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies.

We will deliver only one copy of the proxy materials to multiple shareholders sharing an address unless we have received contrary instructions from one or more of those shareholders. We will, upon written or oral request, promptly deliver a separate copy of the proxy materials to a shareholder at a shared address to which single copies of the documents were delivered. You can make such request by writing to: Corporate Secretary, Vectrus, Inc., 655 Space Center Drive, Colorado Springs, CO 80915 or by calling 719-591-3600. Shareholders wishing to receive separate copies of the proxy materials in the future or shareholders sharing an address wishing to receive a single copy of proxy materials in the future may also contact our Corporate Secretary as described above.

Some brokers also household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker.

We also make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q, and 8-K. To access these filings, go to our website (www.vectrus.com) and click on “SEC Filings” under the “Investors” heading. Copies of our 2017 Annual Report on Form 10-K, filed with the SEC, are also available without charge to shareholders upon written request addressed to: Corporate Secretary, Vectrus, Inc., 655 Space Center Drive, Colorado Springs, CO 80915.

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement, 2017 Annual Report on Form 10-K and Annual Report to Shareholders, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

SHARE OWNERSHIP GUIDELINES
The Vectrus Board of Directors has established share ownership guidelines, as set forth below, for our Non-Management Directors who are not our employees ("Non-Management Directors") and corporate officers that we believe are consistent with general market practices. Share ownership guidelines for Non-Management Directors and corporate officers are reviewed annually to continue to align the guidelines with current market trends. The share ownership guidelines provide for share ownership levels at five times the annual cash retainer amount for the Non-Management Directors of the Company. Non-Management Directors receive a portion of their retainer, and the Non-Executive Chairman of the Board receives a portion of his Chairman fee, in restricted stock units (also referred to as “RSUs”), which are paid in shares when the RSUs vest. Non-Management Directors are encouraged to hold such shares until their total share ownership meets or exceeds the ownership guidelines.

The approved guidelines also require share ownership, expressed as a multiple of base salary, for the President and Chief Executive Officer, the Chief Financial Officer, Executive Vice Presidents, Senior Vice Presidents and Corporate Vice Presidents. The guidelines specify the desired levels of Company stock ownership and encourage a set of behaviors for each corporate officer to reach the guideline levels. Specifically, the guidelines apply as shown in the table below. In achieving these ownership levels, shares owned outright, Vectrus restricted stock and RSUs are considered.

Non-Management Directors	5 X Annual Cash Retainer Amount
CEO	5 X Annual Base Salary
CFO and Executive Vice Presidents	3 X Annual Base Salary
Senior Vice Presidents	2 X Annual Base Salary
Corporate Vice Presidents	1 X Annual Base Salary

With respect to corporate officers, in order to attain the ownership levels set forth in the guidelines, it is expected that any restricted stock or RSUs paid in shares when the RSUs vest will be held, and that all shares acquired through the exercise of stock options will be held, except to the extent necessary to meet tax obligations. Compliance with the guidelines is monitored periodically. Non-Management Directors and corporate officers are afforded five years to meet the guidelines. The Company has taken individual tenure and Non-Management Director and corporate officer share ownership levels into account in determining compliance with the guidelines. As of February 9, 2018, our Non-Management Directors and corporate officers are within the five-year period to achieve their goals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows, as of February 9, 2018, the beneficial ownership of Vectrus common stock and options exercisable within 60 days of that date by each Director, by each of the executive officers named in the Summary Compensation Table, and by all Directors and executive officers as a group, as well as each person known to us to beneficially own more than 5% of our outstanding common stock. In addition, we have provided information about ownership of options and RSUs that provides economic linkage to Vectrus common stock but does not represent actual beneficial ownership of shares.

The number of shares beneficially owned by each Non-Management Director or executive officer has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has the right to acquire beneficial ownership within 60 days through the exercise of any option or other right. Unless otherwise indicated, each Non-Management Director or executive officer has sole voting and dispositive power or shares those powers with his or her spouse.
Each person or entity has reported sole voting and investment power with respect to the shares beneficially owned by that person or entity, except as otherwise indicated. The percentages below for the beneficial owners holding more than 5% are based on the number of shares of our common stock issued and outstanding as of December 31, 2017. The information regarding persons owning more than 5% of our outstanding common stock is based solely on the most recent Schedule 13D or 13G filings with the SEC on behalf of such persons.

There were 11,120,528 shares of Vectrus common stock outstanding on February 9, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

	Amount and Nature of Beneficial Ownership (1)				Additional Economic Linkage Information
Name and Address of Beneficial Owner	Shares Owned (2)	Right to Acquire (3)	Total Shares Beneficially Owned	Percent Beneficially Owned	Total RSUs	Total Unvested Options
5% Shareholders
JPMorgan Chase & Co. (4)	783,296	—	783,296	7.0%	—	—
BlackRock, Inc. (5)	739,646	—	739,646	6.7%	—	—
LSV Asset Management (6)	597,988	—	597,988	5.4%
AQR Capital Management, LLC (7)	591,229	—	591,229	5.3%
The Vanguard Group (8)	584,094	—	584,094	5.3%	—	—
Directors and Named Executive Officers (9)
Louis J. Giuliano	29,079	—	29,079	*	4,263	—
Bradford J. Boston	8,444	—	8,444	*	2,558	—
Mary L. Howell	8,444	—	8,444	*	2,558	—
William F. Murdy	8,444	—	8,444	*	2,558	—
Melvin F. Parker	8,444	—	8,444	*	2,558	—
Eric M. Pillmore	8,444	—	8,444	*	2,558	—
Stephen L. Waechter	13,444	—	13,444	*	2,558	—
Phillip C. Widman	8,444	—	8,444	*	2,558	—
Charles L. Prow	6,497	11,395	17,892	*	28,718	21,898
Matthew M. Klein	27,202	44,279	71,481	*	10,963	19,879
Michele L. Tyler	15,196	39,401	54,597	*	5,882	10,666
Susan L. Deagle	—	—	—	*	2,879	5,618
Kevin A. Leonard	—	3,240	3,240	*	3,475	6,242
Kelvin R. Coppock (10)	14,104	23,333	37,437	*	5,348	9,697
All executive officers and Directors as a group (16 persons)	172,427	144,155	316,582	2.8%	88,937	87,723
* Less than 1% of the outstanding shares of common stock.

(1)	None of the executive officers or directors have pledged Vectrus shares as security.

(2)
Includes shares for which the named person has sole voting and investment power or shared voting and investment power with a spouse. Excludes shares that may be acquired through stock option exercises.

(3)
Includes stock options and RSUs. Shares of common stock subject to options currently exercisable or exercisable within 60 days of February 9, 2018 and RSUs that will become vested within 60 days of February 9, 2018 are deemed outstanding and beneficially owned by the person holding such options or RSUs for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

(4)
As reported on a Schedule 13G filed on January 26, 2018, JPMorgan Chase & Co. has sole voting power with respect to 645,096 shares of common stock, sole dispositive power with respect to 769,696 shares of common stock and shared voting or dispositive power with respect to 0 shares of common stock. The address for JPMorgan Chase & Co. is 270 Park Ave., New York, NY 10017.

(5)
As reported on a Schedule 13G/A filed on January 23, 2018, BlackRock, Inc. has sole voting power with respect to 719,115 shares of common stock, sole dispositive power with respect to 739,646 shares of common stock and shared voting or dispositive power with respect to 0 shares of common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(6)
As reported on a Schedule 13G filed on February 13, 2018, LSV Asset Management has sole voting power with respect to 383,740 shares, shared voting power with respect to 0 shares of common stock, sole dispositive power with respect to 597,388 shares of common stock and shared dispositive power with respect to 0 shares of common stock. The address for LSV Asset Management is 155 N. Wacker Drive, Ste. 4600, Chicago, IL 60606.

(7)
As reported on a Schedule 13G filed on February 14, 2018, AQR Capital Management, LLC has sole voting power with respect to 0 shares, shared voting power with respect to 591,229 shares of common stock, sole dispositive power with respect to 0 shares of common stock and shared dispositive power with respect to 591,229 shares of common stock. The address for AQR Capital Management, LLC is Two Greenwich Plaza, Greenwich, CT 06830.

(8)
As reported on a Schedule 13G filed on February 9, 2018, The Vanguard Group has sole voting power with respect to 13,116 shares, shared voting power with respect to 0 shares of common stock, sole dispositive power with respect to 570,978 shares of common stock and shared dispositive power with respect to 13,116 shares of common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(9)	The address of each of the Directors and NEOs listed is c/o Vectrus, Inc., 655 Space Center Drive, Colorado Springs, CO 80915.

(10)	Mr. Coppock is a former executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that the Company’s executive officers and Directors, and any persons beneficially owning more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC within specified time periods. To the Company’s knowledge, based upon a review of the copies of the reports furnished to the Company and written representations by Directors and executive officers that no other reports were required, all Directors, executive officers and persons beneficially owning more than 10% of our common stock timely filed the reports required under Section 16(a) of the Exchange Act for the year ended December 31, 2017.

PROPOSALS TO BE VOTED ON AT THE 2018 ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
Our Amended and Restated Articles of Incorporation provide for a classified Board of Directors divided into three classes designated Class I, Class II and Class III, each serving staggered three-year terms. The terms of our Class I Directors expire at the 2018 Annual Meeting of Shareholders. The terms of the Class II and Class III Directors will expire at the 2019 and 2020 Annual Meeting of Shareholders, respectively. Directors elected by the shareholders at an Annual Meeting of Shareholders to succeed those Directors whose terms expire at such meeting are of the same class as the Directors they succeed and are elected for a term to expire at the third Annual Meeting of Shareholders after their election and until their successors are duly elected and qualified.

The election of Directors requires the affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders. Accordingly, abstentions and broker non-votes will not have any effect on the election of a Director.

The full Board of Directors has considered and nominated three Class I nominees for election as Directors at the 2018 Annual Meeting of Shareholders, to serve for a three-year term. The qualifications and attributes considered by the Board when selecting each of these directors for nomination are described under the heading “Qualifications” in the respective Director’s biography below. Each of the Class I nominees is currently serving as a Director of Vectrus and has agreed to continue to serve if elected until the earlier of his retirement, resignation or death. If unforeseen circumstances arise before the 2018 Annual Meeting of Shareholders and a nominee becomes unable to serve, the Board of Directors could reduce the size of the Board or nominate another candidate for election.

If the Board of Directors nominates another candidate, the proxies could use their discretion to vote for that nominee.

PROPOSAL 1
ELECTION OF THREE CLASS I DIRECTOR NOMINEES FOR A TERM OF THREE YEARS
The following information describes the biographical information, offices held, other business directorships, additional director experience, qualifications, attributes and skills and the class and term of each nominee. Beneficial ownership of equity securities of the nominees is described in the discussion of “Security Ownership of Certain Beneficial Owners and Management.”

BRADFORD J. BOSTON
AGE	64
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Compensation and Personnel Committee, Chair; Strategy Committee, Member
QUALIFICATIONS:
Mr. Boston has extensive leadership and management experience in delivering technology solutions, including to defense industry customers. He has also served in various senior management positions at both public and private companies.

Mr. Boston serves as a Director. From 2012 to February 2018, Mr. Boston served as the President and Chief Executive Officer of NetNumber Inc., a provider of next-generation centralized addressing, routing and database solutions to the global communications industry. He was Senior Vice President of Global Government Solutions & Corporate Security Programs Office of Cisco Systems, Inc., a multinational technology company that designs, manufactures and sells networking equipment, from 2006 to 2012, where he was responsible for engineering, business development and advanced services groups in support of defense customers in the United States, NATO and elsewhere and led all Cybersecurity coordination efforts with various governments around the world. Before that, he was Chief Information Officer of Cisco Systems, Inc. from 2001 to 2006. He also held senior positions at Corio, Inc., Sabre Holdings Corporation, American Express Company and Visa International from 1993 to 2001. Mr. Boston previously served on the Board of Directors of NetNumber Inc. and currently serves as an advisor to the Board. Mr. Boston received a Bachelor’s degree from the University of Illinois.

	CHARLES L. PROW
	AGE	58
	DIRECTOR SINCE	2016
COMMITTEE ASSIGNMENTS
None.
QUALIFICATIONS:
Mr. Prow has an extensive background and leadership in global government services organizations and expertise involving information technology and the development of complex strategic solutions for a wide range of government customers. His strong business background provides him with a valuable perspective and deep understanding of the challenges facing government services organizations.

Mr. Prow serves as our President and Chief Executive Officer. He is also a member of our Board of Directors. Mr. Prow has over thirty years of information technology and federal services experience, including leadership positions at IBM Corporation, PricewaterhouseCoopers, and Coopers & Lybrand. During his career, he has run large global government services organizations, delivering solutions to a wide array of Department of Defense and other government customers. From August 2015 through August 2016, he served as President, CPS Professional Services, a service-disabled veteran-owned small business, where he provided management consulting services to U.S. government clients. Previously, Mr. Prow served in multiple roles with IBM Corporation, a multinational technology company, including: (i) from 2014 to 2015 as General Manager, Global Government Industry in connection with IBM’s technology and services competencies, where he had responsibility for global revenues exceeding $9 billion; (ii) from 2012 to 2013 as General Manager, Global Business Services, with strategic, profit and loss and operational responsibility for IBM’s over $4 billion North America consulting services unit; and (iii) from 2007 to 2012 as General Manager, Global Business Services, with strategic, profit and loss and operational responsibility for IBM’s over $2.4 billion United States Public Sector business unit. He currently serves on the board of directors for the Wolf Trap Foundation for the Performing Arts and the International Research and Exchange Board (IREX).

CLASS I DIRECTOR NOMINEES FOR A TERM OF THREE YEARS (CONT.)

PHILLIP C. WIDMAN
AGE	63
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Audit Committee, Financial Expert; Compensation and Personnel Committee, Member
QUALIFICATIONS:
Mr. Widman has an extensive financial and management background and has experience serving as a chief financial officer and senior executive of several companies. Mr. Widman has also served as a director of other public companies, including service as member and chair of several audit committees.

Mr. Widman serves as a Director. From 2002 to his retirement in 2013, Mr. Widman was Senior Vice President and Chief Financial Officer of Terex Corporation, a global manufacturer delivering customer-driven solutions for a wide range of commercial applications, including the construction, infrastructure, quarrying, mining, manufacturing, transportation, energy and utility industries. From 2001 to 2002, he was an independent consultant, and from 1998 to 2001, he served as Executive Vice President and Chief Financial Officer of Philip Services Corporation, an integrated environmental and industrial service corporation. Prior to joining Philip Services Corporation, Mr. Widman spent 11 years at Asea Brown Boveri Ltd. and 12 years at UNISYS Corporation in various financial and operational capacities. Mr. Widman currently serves as a director of Sturm, Ruger & Co., Inc., where he is the Chairman of the Audit Committee and a member of the Risk Oversight and Capital Policy Committees, and as a director of Harsco Corporation, where he is the Chairman of the Audit Committee and a member of the Management Development and Compensation Committee. He was a director of Lubrizol Corporation from November 2008 until its acquisition by Berkshire Hathaway in September 2011, where he served as a member of the Nominating and Governance Committee and Chairman of the Audit Committee. Mr. Widman received a BBA from the University of Michigan and an MBA from Eastern Michigan University.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF EACH OF THE PROPOSED THREE CLASS I NOMINEES LISTED ABOVE TO THE VECTRUS BOARD OF DIRECTORS.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS
The following information describes the offices held, biographical information, other business directorships, additional director experience, qualifications, attributes and skills, and the class and term of each director whose term continues beyond the 2018 Annual Meeting of Shareholders and who is not subject to election this year. Beneficial ownership of equity securities of continuing members of the Board of Directors is described in the discussion of “Security Ownership of Certain Beneficial Officers and Management.”

CLASS II - DIRECTORS WHOSE TERMS EXPIRE IN 2019

LOUIS J. GIULIANO
AGE	71
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
None.
QUALIFICATIONS:
Mr. Giuliano has an extensive background in management and finance, as well as experience as the former Chairman, CEO and President of ITT Corporation.
Mr. Giuliano serves as our Non-Executive Chairman. He currently serves as an operating executive of The Carlyle Group, a global alternative asset management firm. Mr. Giuliano retired as Chairman, CEO, and President of ITT Corporation, a global diversified manufacturing company and former parent of Exelis Inc., in December 2004. Mr. Giuliano joined ITT Corporation in 1988 as vice president of Defense Operations and became president of ITT Defense and Electronics in 1991. Before joining ITT Corporation, Mr. Giuliano spent 20 years with Allied-Signal where he held numerous positions within the Aerospace Group. He is on the Board of Accudyne Industries, and serves on its Audit Committee. In addition, he serves on the Board of Meadowkirk Retreat Center. He is an active member of the CEO Forum and the Advisory Board for the Princeton University Faith and Work Initiative, and a founder of Workforce Ministries. Mr. Giuliano was named a governor of the U.S. Postal Service by President George W. Bush in November 2004. He was confirmed by the Senate in June 2005, for a term that expired in December 2015. He served as vice chairman of United States Post Office Board of Governors from February 2009 to January 2010, and as chairman of the United States Post Office Board of Governors from January 2010 until December 2011. Prior Board positions include Engelhard Corp., ServiceMaster, and JMC Steel Group. He is a graduate of Syracuse University with a Bachelor of Arts degree in chemistry and a Master’s of Business Administration.

CLASS II - DIRECTORS WHOSE TERMS EXPIRE IN 2019 (CONT.)

MARY L. HOWELL
AGE	65
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Audit Committee, Member; Compensation and Personnel Committee, Member; Strategy Committee, Chair
QUALIFICATIONS:
Ms. Howell has extensive management experience in the aerospace and defense industry. She has served as a director of another public company that also serves government and defense customers.
Ms. Howell serves as a Director. Ms. Howell is currently the Chief Executive Officer of Howell Strategy Group, an international consulting firm. Previously, Ms. Howell served as Executive Vice President of Textron Inc. from 1995 until her retirement in 2009. She served as an officer of Textron Inc. for 24 years, serving on the Textron Management Committee for over 15 years. Ms. Howell currently serves on the Board of Directors of Esterline Corporation where she serves as Lead Director. She also serves on the executive committee of the Board of the Atlantic Council. In 2008, Ms. Howell received the Charles Ruch Semper Fidelis Award and in 2010 became an Honorary Marine. Ms. Howell received a Bachelor’s degree from the University of Massachusetts at Amherst.

ERIC M. PILLMORE
AGE	64
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Nominating and Governance Committee, Chair
QUALIFICATIONS:
Mr. Pillmore has extensive corporate governance and financial experience, which includes advising boards of both private and public companies on corporate governance and serving as chief financial officer of several companies.

Mr. Pillmore serves as a Director. In addition, he serves as General Partner with Amore Group, Inc. and as President of Pillmore Consulting, LLC. From 2010 to July 2014, Mr. Pillmore served as senior advisor to the Center for Corporate Governance of Deloitte LLP, which provides board governance services to global clients. Mr. Pillmore was Senior Vice President of Corporate Governance of Tyco International Corporation from 2002 to 2007. Mr. Pillmore also held CFO positions at Multilink Technology Corporation, McData Corporation and General Instrument Corporation from 1996 to 2002. Before that, he spent 17 years with General Electric Company and four years as a naval officer.

Mr. Pillmore is currently a Board member of the Colson Center. He received a Bachelor’s degree from the University of New Mexico and an Executive Masters of Business Administration degree from Villanova University.

CLASS III - DIRECTORS WHOSE TERMS EXPIRE IN 2020

WILLIAM F. MURDY
AGE	76
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Audit Committee, Member; Nominating and Governance Committee, Member; Strategy Committee, Member
QUALIFICATIONS:
Mr. Murdy has strong industry background and extensive management and leadership experience as chairman and chief executive officer of several public and private companies. Mr. Murdy has also served as a director of other public companies providing additional relevant experience.

Mr. Murdy serves as a Director. Mr. Murdy has served as Chairman of the Thayer Hotel, a historic hotel, since April 2009 and as Chairman of the Thayer Leader Development Group, a leadership development company, since May 2010. Mr. Murdy retired as the Chairman of Comfort Systems USA, a provider of heating, ventilation, air conditioning installation and services in the commercial/industrial/institutional sector, in May 2014. From 2000 to 2011, Mr. Murdy was Chairman and Chief Executive Officer of Comfort Systems USA. Prior to that, he was President and Chief Executive Officer of Club Quarters, a membership hotel chain. From 1997 to 1999, he was Chairman, President, Chief Executive Officer and Co-Founder of LandCare USA, Inc., a leading commercial landscape and tree services company, which later merged with ServiceMaster. Mr. Murdy also held management positions in the investment sector, including as Managing General Partner of the Morgan Stanley Venture Capital Fund and President of its associated management company from 1981 to 1989. From 1974 to 1981, he served in a number of positions including Chief Operating Officer of Pacific Resources. He served in the United States Army from 1964 to 1974. Formerly, Mr. Murdy also served as the Lead Independent Director of the Board of Directors of LSB Industries, Inc. and Chair of its Compensation Committee. He is currently a Director of Global Infrastructure Services, a large private construction management company; and is a civilian aide to the Secretary of the Army. He received a Bachelor’s degree from the U.S. Military Academy at West Point and a Master’s degree from Harvard Business School.

CLASS III - DIRECTORS WHOSE TERMS EXPIRE IN 2020 (CONT.)

MELVIN F. PARKER
AGE	50
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Compensation and Personnel Committee, Member; Nominating and Governance Committee, Member; Strategy Committee, Member
QUALIFICATIONS:
Mr. Parker has extensive management and leadership experience as a senior executive for a number of public companies.
Mr. Parker serves as a Director. Since December 2017, Mr. Parker has served as President and Chief Executive Officer of Take The Limits Off, LLC, a leadership development, executive coaching and business consulting firm. From May 2016 to February 2017, Mr. Parker served as Managing Director for North America for Aggreko plc, the leading global provider of modular, mobile power and adjacent product solutions. From November 2015 to February 2016, he served as the Senior Vice President and General Manager for Residential and Commercial Energy Solutions at Enphase Energy, Inc., a global energy technology company. From 2012 to December 2014, Mr. Parker served as President of North America for the Brink's Company, a major provider of armored transportation services in North America. Before joining Brink's in 2012, Mr. Parker served as Vice President and General Manager of the North America Consumer and Small Business Division at Dell, Inc. from 2010 to 2012 and as Executive Director and General Manager of US Small Business - Small and Medium Business - Americas at Dell, Inc., a multinational computer technology company that develops, sells, repairs and supports computers and related products and services, from 2009 to 2010. From 1994 until 2009, he held numerous senior leadership roles at multiple Fortune 500 Companies, including PepsiCo., Corporate Express (Staples) and Newell Rubbermaid. Mr. Parker is a decorated combat veteran and graduate of the U.S. Army Ranger and Airborne School. He served with distinction in the 82nd Airborne Division at Fort Bragg, N.C. He currently serves as a director on the Board of the National Black MBA Association. He is also a member of the Executive Leadership Council and was named to the Savoy Top 100 Most Influential Blacks in Corporate America for 2012 to 2014. Mr. Parker received a Bachelor's degree from the U.S. Military Academy at West Point.

STEPHEN L. WAECHTER
AGE	67
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Audit Committee, Chair; Strategy Committee, Member
QUALIFICATIONS:
Mr. Waechter has extensive financial and leadership experience as chief financial officer of several government contractors and other public companies. Mr. Waechter has also served as a director and as an audit committee chair of one public and several private companies. He has an extensive background with mergers and acquisitions.

Mr. Waechter serves as a Director. From 2008 to 2014, Mr. Waechter was Vice President of Business Operations and Chief Financial Officer of ARINC Incorporated, a provider of communications, engineering and integration solutions for commercial, defense and government customers worldwide. From 1999 to 2007, he was Executive Vice President and Chief Financial Officer of CACI International, Inc., one of the largest government information technology contractors. Before joining CACI, Mr. Waechter served as Chief Financial Officer for a number of high-technology companies including Government Technology Services, Inc., Vincam Human Resources, Inc. and Applied Bioscience International. Mr. Waechter’s early career includes 19 years at GE, most recently as Vice President, Finance for GE Information Services. Mr. Waechter currently serves as Chairman of the Board of Directors of Social & Scientific Systems, Inc., and formerly served as Chair of the Audit Committee. He also serves as Chairman of the Board of Directors of CareFirst, Inc., where he also serves as the Chair of the Executive Committee, Strategic Planning Committee and Nominating Committee, and formerly served as Chair of the Audit Committee. He is also a member of the Board of Trustees of Christian Brothers University and former Chair of the Finance Committee of Choral Arts Society of Washington, D.C. Mr. Waechter received a Bachelor’s degree from Christian Brothers College and a Master’s degree in Business Administration from Xavier University.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018
The Audit Committee has appointed Deloitte as our independent registered public accounting firm for 2018. Deloitte has served as the Company's independent auditors since 2013.

Shareholder ratification is not required for making such appointment for the fiscal year ending December 31, 2018 because the Audit Committee has responsibility for the appointment of our independent registered public accounting firm. The appointment is being submitted to shareholders for ratification with a view toward soliciting the opinion of shareholders, which will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if shareholders do not ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of the Company and its shareholders. We expect that representatives of Deloitte will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions. Deloitte is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”). Representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee during 2017.

The Audit Committee annually reviews and considers Deloitte’s performance of the Company’s audit. Among the performance factors reviewed are the following:

PERFORMANCE FACTORS REVIEWED INCLUDE DELOITTE'S:
●	Independence	●	Non-audit services
●	Experience	●	Management structure
●	Technical capabilities	●	Peer review program
●	Client service assessment	●	Commitment to quality report
●	Compliance and ethics programs	●	Length of time engaged by the Company
●	Responsiveness	●	Leadership
●	Financial strength	●	Industry insight

The Audit Committee also reviewed the terms and conditions of Deloitte’s engagement letter. The Audit Committee discussed these considerations as well as Deloitte’s fees and services with Deloitte and our management. The Audit Committee also determined that any non-audit services (services other than those described in the annual audit services engagement letter) provided by Deloitte were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and rules promulgated by the PCAOB in Rule 3526.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
For the year ended December 31, 2017, we paid Deloitte fees totaling $1,317,350, which are categorized below. Aggregate fees billed to us represent fees billed by the member firms of Deloitte Touche Tohmatsu and their respective affiliates.

	FISCAL YEAR ENDED
	2017 ($)	2016 ($)
Audit Fees(1)	1,200,800	1,308,875
Audit-Related Fees(2)	31,200	16,000
Tax Fees(3)	N/A	N/A
All Other Fees(4)	85,350	4,785
Total(5)	1,317,350	1,329,660

(1)	Fees for audit services billed in 2017 and 2016 consisted of:
	●	Audit of our annual consolidated financial statements;
	●	Audit of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;
	●	Reviews of our quarterly financial statements; and
	●	Consents and other services related to SEC matters.
(2)	Fees for audit-related services billed in 2017 and 2016:
	●	Performance of agreed-upon procedures relating to the proxy statement and annual incentive program and, for 2017, for the Long-Term Incentive awards.
(3)	No fees were billed to Vectrus for tax services performed in 2017 and 2016.
(4)	All Other Fees:
●
For 2017, fees include $77,550 for services relating to implementation of ASC 606, revenue from contracts with customers, $6,500 for agreed-upon procedures to complete a regulations in force checklist, and $1,300 for program services relating to registration for tax training. For 2016, $4,785 was billed to Vectrus for program services.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee pre-approves audit and permitted non-audit services provided by Deloitte. The Audit Committee has also adopted a policy on pre-approval of permitted audit related and non-audit services provided by Deloitte and permitted certain non-audit services provided by outside internal audit service providers. The purpose of the policy is to identify thresholds for services, project amounts and circumstances where Deloitte and any outside internal audit service providers may perform permitted non-audit services. A second level of review and approval by the Audit Committee is required when such permitted non-audit services, project amounts, or circumstances exceed specified amounts. The policy and its implementation are reviewed and reaffirmed on a regular basis to assure conformance with applicable rules.
The Audit Committee has determined that, where practical, all permitted audit-related and non-audit services shall first be placed for competitive bid prior to selection of a service provider. Management may select the party deemed best suited for the particular engagement, which may or may not be Deloitte.

Providers other than Deloitte shall be preferred in the selection process for permitted audit-related and non-audit service-related work. The Audit Committee has approved specific categories of audit, audit-related and tax services incremental to the normal auditing function, which Deloitte may provide without further Audit Committee pre-approval. These categories include among others, the following:

1.
Professional services rendered for the audits of our consolidated and combined financial statements, statutory audits, reviews of our quarterly consolidated financial statements and assistance with review of documents filed with the SEC. Due diligence, closing balance sheet audit services, purchase price dispute support and other services related to mergers, acquisitions and divestitures;

2.
Employee benefit plan independent audits and preparation of tax returns for our defined contribution, defined benefit and health and welfare benefit plans, and preparation of the associated tax returns;

3.	Tax compliance and certain tax planning; and

4.	Accounting consultations and support related to new or existing accounting standards.

The Audit Committee has also approved specific categories of audit-related services, including the assessment and review of internal controls and the effectiveness of those controls, which outside internal audit service providers may provide without further approval.

If fees for any pre-approved non-audit services provided by either Deloitte or any outside internal audit service provider exceed a pre-determined threshold during any calendar year, any additional proposed non-audit services provided by that service provider must be submitted for second-level approval by the Audit Committee. Other audit, audit-related and tax services which have not been pre-approved are subject to specific prior approval. The Audit Committee reviews the fees paid or committed to Deloitte on at least a quarterly basis.

We may not engage Deloitte to provide the services described below:

1.	Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.	Financial information systems design and implementation;

3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.	Actuarial services;

5.	Internal audit outsourcing services;

6.	Management functions or human resources services;

7.	Broker-dealer, investment adviser or investment banking services; or

8.	Legal services and other expert services unrelated to the audit.

Employees of Deloitte who are senior manager level or above, including lead or concurring partners or other significant audit partners and who have been involved with us in the independent audit, may not be employed by us in any capacity for a period of two years after the termination of their activities on our account.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

PROPOSAL 3
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act of 1934, as amended (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in this Proxy Statement a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.”

At our 2017 Annual Meeting of Shareholders, our shareholders overwhelmingly approved our named executive officer compensation, with approximately 98.5% of the votes cast in favor of the proposal. We value this endorsement by our shareholders and believe that the outcome demonstrates the support of our shareholders for our compensation programs.

In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis.

In particular, shareholders should note that the Compensation Committee bases its executive compensation decisions on the following key objectives:

●
align executive and shareholder interests by providing incentives linked to our revenue, new business, earnings per share, net cash provided by operating activities and days sales outstanding as well as Total Shareholder Return (TSR) relative to the Aerospace and Defense companies in the S&P 1500 Index;

●	achieve long-term shareholder value creation without undue business risk;
●	create a link between an executive's compensation and his or her individual contribution and performance;
●	attract, motivate and retain the most creative and talented industry leaders, recognizing the extremely competitive nature of the industry in which we operate; and
●
maintain compensation programs and practices that are competitive with and comparable to the compensation programs and practices of peer companies in the industry in which we operate and other comparable companies.

While the results of the vote are not binding on the Board of Directors but are only advisory in nature, the Board of Directors intends to carefully consider the results of the vote. The Board of Directors has adopted a policy providing for an annual advisory vote on executive compensation. Unless the Board of Directors modifies this policy, the next advisory vote on executive compensation will occur at the 2019 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information concerning the shares of common stock that may be issued under equity compensation plans as of December 31, 2017.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants & Rights (Millions)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants And Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (Millions)
Equity Compensation Plans Approved by Security Holders (1)(2)	0.55 (3)	22.74 (4)	1.26 (5)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	0.55	22.74	1.26

(1)
Equity compensation plans approved by shareholders include the ITT 2003 Equity Incentive Plan, the Amended and Restated Exelis 2011 Omnibus Incentive Plan and the Vectrus, Inc. 2014 Omnibus Incentive Plan (the "2014 Plan"), which were approved by Exelis Inc. as the sole shareholder of Vectrus prior to the spin-off of Vectrus from Exelis Inc. (the "Spin-off") in September 2014, and the Amended and Restated Vectrus, Inc. 2014 Omnibus Incentive Plan (the "Amended 2014 Plan"), which was approved by the Company's shareholders at our 2016 Annual Meeting of Shareholders.

(2)
All of the securities reflected in this row are under the 2014 Plan and the Amended 2014 Plan. No additional awards may be granted under the other plans referred to in footnote (1) above other than the Amended 2014 Plan.

(3)
The weighted-average remaining contractual life of the total number of outstanding options was 7.42 years as disclosed in Note 14 to the Consolidated and Combined Financial Statements in the Company’s 2017 Annual Report on Form 10-K. Vectrus has RSU awards outstanding covering 0.22 million shares as of December 31, 2017. When added to the 0.33 million options outstanding, Vectrus has awards outstanding as of December 31, 2017 covering a total of 0.55 million shares.

(4)	The weighted-average exercise price pertains only to 0.33 million of outstanding options and excludes outstanding RSUs.

(5)
As of December 31, 2017, the number of shares of common stock available for future issuance under the Amended 2014 Plan with respect to options and RSU awards was approximately 1.26 million shares, which is included in the total above.

INFORMATION ABOUT THE BOARD OF DIRECTORS
STRUCTURE OF THE BOARD OF DIRECTORS
Our Amended and Restated Articles of Incorporation provide that the Vectrus Board of Directors is divided into three classes that are as nearly equal in number as possible. The current terms of the Class I, Class II and Class III Directors will expire at the Annual Meeting of Shareholders in 2018, 2019 and 2020, respectively, and in each case, when any successor has been duly elected and qualified. Upon the expiration of each term, Directors will subsequently serve three-year terms if they are renominated and reelected. The Class I Directors nominated for a three-year term are Bradford J. Boston, Charles L. Prow and Phillip C. Widman. The Class II Directors are Louis J. Giuliano, Mary L. Howell and Eric M. Pillmore and the Class III Directors are William F. Murdy, Melvin F. Parker and Stephen L. Waechter.

The Nominating and Governance Committee and the Board of Directors regularly review our corporate governance practices to ensure that such practices, including the procedures for the election of Directors, remain in the best interests of the Company, its shareholders and other relevant constituencies. The Board of Directors believes that its classified structure, which was implemented in 2014 when Vectrus became an independent, publicly traded company, provides important governance benefits, including stability and continuity in the leadership of the business and affairs of the Company. A classified board also allows Vectrus, as a relatively new public company, to focus on its long-term growth strategies and commitment to long-term shareholder value. The Board also recognizes the benefit of providing our shareholders an opportunity to vote on the performance of all our directors on an annual basis. However, after careful consideration, the Board believes that, at this time, the Company will continue to benefit from the classified board structure, but will continue to review this structure each year for appropriateness. The Company has opted out of the Indiana mandatory classified board structure requirements.

During 2017, the Vectrus Board of Directors held a total of seven meetings. Additionally in 2017, eight meetings of the Audit Committee, five meetings of the Nominating and Governance Committee, seven meetings of the Compensation and Personnel Committee (the "Compensation Committee") and five meetings of the Strategy Committee were held. All Directors attended at least 89% of all meetings of the Vectrus Board and Committees on which they served. In conjunction with the regular meetings, those Directors who are not employees of Vectrus met privately (without management) following each Board meeting during the year. The Non-Executive Chairman presides over these private meetings. It is Company practice that all Directors attend the Company’s Annual Meeting of Shareholders. In 2017, eight of our nine Directors attended the Annual Meeting of Shareholders. For 2018, the Board has scheduled five regular meetings.

DIRECTOR INDEPENDENCE
The Company’s Corporate Governance Principles require that a majority of the Directors be independent directors.

Additionally, the Company’s Non-Management Directors must meet the independence standards of the NYSE and the Company’s Corporate Governance Principles. The Charters of the Audit, Compensation and Personnel and Nominating and Governance Committees require all members of those committees to be independent directors, subject to any applicable transition periods, in accordance with the rules of the NYSE. The Strategy Committee Charter requires that a majority of the members of the Strategy Committee be independent directors in accordance with the rules of the NYSE.

Each year, the Company’s Directors and executive officers complete questionnaires designed to elicit information about potential related person transactions. Additionally, Directors and executive officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided.

The Nominating and Governance Committee annually reviews and considers all relevant facts and circumstances with respect to the independence of each Director, including the Class I Directors standing for election, prior to recommending selection as part of the slate of Directors presented to the shareholders for election at the Company’s Annual Meeting of Shareholders. The Nominating and Governance Committee reviews its recommendations with the full Board, which separately considers and evaluates the independence of Directors standing for re-election using the standards described above.

In February 2018, the Board considered whether there were any regular commercial sales and payments in the ordinary course of business to companies where any of the Directors serve as an employee, executive officer or director, as well as whether there were any charitable contributions with respect to each of the Non-Management Directors, including the Class I Directors standing for election at the Company’s 2018 Annual Meeting of Shareholders. The Board determined that there were no such sales to Vectrus or purchases by Vectrus, other than de minimus amounts.

In no instance was a Director a current employee, nor was an immediate family member of a Director a current executive officer, of a company that has made payments to, or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million, or 2% of each respective company’s consolidated gross revenues. The Board determined that there were no Company charitable contributions to any non-profit organizations affiliated with any of the Non-Management Directors. Accordingly, no contribution exceeded the greater of $1 million or 2% of the consolidated gross revenues of any non-profit organization. In addition, with respect to each Non-Management Director, Vectrus made no contribution of $120,000 or greater to any charitable or non-profit organization. The Board also considered that there were no contributions to any nonprofit organization, charity or private foundation over $10,000 requiring approval under the

Company's Charitable Contribution Conflict of Interest Policy for Directors, Director Nominees and Senior Management. (See "Charitable Contribution Conflict of Interest Policy.")

In affirmatively determining the independence of Directors who serve on the Compensation Committee, the Board also considered other factors it considered relevant to determining whether any such Director has a relationship to the Company which is material to that Director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including among other things, the source of compensation of each such Director, including any consulting, advisory or other compensatory fees paid by the Company, and whether the Director has an affiliate relationship with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company.

Based on its review, the Board of Directors has affirmatively determined, after considering all relevant facts and circumstances, that each of Messrs. Boston, Giuliano, Murdy, Parker, Pillmore, Waechter and Widman, and Ms. Howell is independent and none has a material relationship with the Company and that all Non-Management Directors, including all members of the Audit, Compensation, Nominating and Governance and Strategy Committees, meet NYSE corporate governance rules and independence standards for listed companies, which is also the independence standard for Directors as set forth in the Company’s Corporate Governance Principles. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. Mr. Prow is the President and Chief Executive Officer of Vectrus and is not an independent Director.

Each of Bradford J. Boston and Phillip C. Widman, the Non-Management Directors standing for election as Class I Directors at the 2018 Annual Meeting of Shareholders, is independent.

RESPONSIBILITIES OF THE BOARD OF DIRECTORS
The Board of Directors sets policy for Vectrus and advises and counsels the President and Chief Executive Officer and the executive officers who manage the Company’s business and affairs. The Board of Directors is responsible for assuring that, among other things:

●	the Company’s business is conducted in conformity with applicable laws and regulations;
●	the Company’s systems of financial reporting and internal controls are adequate and properly implemented and the Company has appropriate risk management structures in place;
●	there is continuity in the leadership of the Company;
●	management develops sound business strategies;

●	adequate capital and managerial resources are available to implement the business strategies;
●
the Company’s long-term strategies, significant investments in new businesses, joint ventures and partnerships and significant business acquisitions, including assessment of balance sheet impacts and other financial matters, are reviewed and approved; and

●	the Company’s operating plans, capital, research and development budgets are reviewed and approved.

In connection with its responsibility for overseeing the affairs of the Company, the Board seeks to keep itself informed about the Company's business and strategies. The Board is committed to being involved in the Company's strategic planning process throughout the year and discusses strategy at almost every Board meeting. Strategy is also discussed during regularly scheduled executive sessions without Company management present. This involvement enables the Board to provide continued guidance to management in formulating and developing a strategic plan that articulates the Company’s core strategies and imperatives.

CORPORATE GOVERNANCE PRINCIPLES
The Board of Directors has adopted Corporate Governance Principles for the Company, which provide, among other things, that the Board of Directors is responsible for selecting the Chairman of the Board of Directors and the Chief Executive Officer in any way it considers in the best interests of the Company. The Board of Directors has determined that the Chairman should be a non-executive Chair, to provide additional guidance, advice, and counsel and to allow the President and Chief Executive Officer to focus on managing Vectrus businesses and strategy. The non-executive Chair presides at regularly scheduled private sessions of the non-management Directors and, with input from the Chief Executive Officer, establishes the agenda for meetings of the Board of Directors. The Corporate Governance Principles further provide that Directors must be able to devote the requisite time for preparation and attendance at regularly scheduled Board of Directors and Board of Directors Committee meetings, as well as be able to participate in other matters necessary for good corporate governance.

To help assure that Directors are able to fulfill their commitments to the Company, the Corporate Governance Principles provide that Directors who are chief executive officers of publicly traded companies may serve on not more than one public company board (including the Vectrus Board of Directors) in addition to service on their own board, and other Directors who are not chief executive officers of publicly traded companies may not serve on more than four public company boards (including the Vectrus Board of Directors). The Corporate Governance Principles and Committee Charters are reviewed by the Board at least annually and posted on the Company’s website at http://investors.vectrus.com/govdocs. A copy of the Corporate Governance Principles will be provided, free of charge, to any shareholder upon request to the Corporate Secretary of Vectrus.

LEADERSHIP STRUCTURE
The Board of Directors believes that the decision as to whether to combine or separate the Chief Executive Officer and Chairman of the Board of Directors positions will depend on the facts and circumstances facing the Company at a given time and could change over time. In today’s challenging economic and regulatory environment, Directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and in guiding the policies and practices of the companies they oversee. Although we do not have a formal policy with respect to separation of the Chairman and Chief Executive Officer positions, we believe that having the positions separate allows our President and Chief Executive Officer to focus on running the day-to-day operations of our Company while our Chairman, who is an independent director, can devote his time to matters of Board oversight. The Board believes that its organizational structure provides a framework for it to provide independent leadership and engagement while ensuring appropriate insight into the operations and strategic issues of the Company. In addition, the Board believes that the Company’s current leadership structure does not adversely affect the Board’s role in risk oversight of the Company.

COMMUNICATION WITH THE BOARD OF DIRECTORS
Interested parties, including shareholders, may contact the Non-Executive Chairman, all outside Directors as a group, the entire Board of Directors, a committee of the Board of Directors or an individual Director by submitting a letter to the desired recipient in a sealed envelope labeled “Non-Executive Chairman,” “Outside Directors,” “Board of Directors,” or with the name of the Board Committee or a specific Director. This sealed envelope should be placed in a larger envelope and mailed to the Corporate Secretary, Vectrus, Inc. 655 Space Center Drive, Colorado Springs, CO, 80915, USA. The Corporate Secretary will forward the sealed envelope to the designated recipient. Junk mail, advertisements, resumes, spam and surveys will not be forwarded to the Board or Board members. Abusive, threatening or otherwise inappropriate materials will also not be forwarded.

BOARD AND COMMITTEE ROLES IN RISK OVERSIGHT
The Board of Directors has primary responsibility for overall risk oversight, including the Company’s risk profile and management controls. The Audit Committee of the Board monitors the Company’s operational and regulatory risk management and risk assessment program, including risk mitigation processes. The head of internal audit has responsibility for assessing, monitoring and auditing the Company’s global risk profile, reports directly to the Audit Committee and reports on a functional basis to the Chief Financial Officer. The Audit Committee and the Board of Directors monitor financial liquidity and financing risk. The Compensation Committee reviews and assesses compensation and incentive program risks to ensure that the Company’s compensation programs encourage innovation and balance appropriate business risks and rewards without encouraging risk-taking behaviors which may have a material adverse effect on the Company. The Compensation

Committee structures compensation so that unnecessary or excessive risk-taking behavior is discouraged and behaviors correlated with long-term value creation are encouraged. The Board and its Audit and Compensation Committees receive regular reports with respect to the Company’s risk profile and risk management controls.

ANNUAL DIRECTOR EVALUATIONS
As required by our Corporate Governance Principles, the Board annually assesses its performance. In addition, each Committee conducts an annual assessment of its performance pursuant to its Charter. The Nominating and Governance Committee oversees and administers the annual performance evaluation process, including review and oversight of the appropriate methods, tools and questions used for conducting the evaluations of the performance of the Board, each Committee and members of the Board.

In 2017, detailed anonymous surveys were used for the evaluations conducted for both the Board as a whole and the standing Committees. The surveys were designed to provide information pertaining to the competencies, behaviors and effectiveness of the Board, the Committees and the Directors and suggested areas for improvement. Annually, the Nominating and Governance Committee reviews the survey questions and updates them as appropriate to address new, relevant topics or to emphasize particular areas. In addition, the Committee periodically includes self and peer assessments for each independent Director as part of the director evaluation process and plans to do so again in 2018.

The Nominating and Governance Committee reviews the results of the Board and Committee assessments, including comments provided, and shares them with the Chairman of the Board and each Committee chair. The Board and each Committee then reviews and discusses the specific results and any actions needed based on this feedback. The Nominating and Governance Committee will continue to evaluate the appropriateness of the methods, tools, questions and focus to be used in future annual evaluations and the specific needs at the time. As a result, the methods, tools, questions and focus may vary in the future.

DIRECTOR SELECTION, COMPOSITION AND DIVERSITY
Directors of the Company must be persons of integrity, with significant accomplishments and recognized business stature. The Nominating and Governance Committee desires that the Board of Directors be diverse in terms of its viewpoints, professional experience, education and skills as well as race, gender and national origin. In addition, the Vectrus Corporate Governance Principles state that, as part of the membership criteria for new Board members, individuals must possess such attributes and experiences as are necessary to provide a broad range of personal characteristics including diversity, management skills, and technological, business and international experience. The Board utilizes a director skills/qualifications matrix to identify current skills and qualifications of Board members and those that may be desired in future Director candidates.

On an annual basis, the Board of Directors assesses whether the mix of Directors is appropriate for the Company. In addition, the Nominating and Governance Committee assesses the effectiveness of these criteria by referring to the criteria when it periodically assesses the composition of the Board. To be considered by the Nominating and Governance Committee as a Director candidate, a nominee at a minimum must meet the requirements of the Corporate Governance Principles.

The Board of Directors believes that the Company’s Directors, in the aggregate, provide the broad range of personal characteristics, attributes and experiences appropriate for the Company. When identifying candidates for the Board, the Board considers diverse candidates for membership on the Board and includes diversity as a specific factor when conducting a search. As part of its process in identifying new candidates to join the Board of Directors, the Nominating and Governance Committee considers whether and to what extent a candidate’s skills, attributes and experiences will individually and collectively complement the existing Board, recognizing that the Vectrus businesses and operations are diverse and global in nature.

The Nominating and Governance Committee also evaluates the Board’s needs for operational, technical, management, financial, international or other expertise.

Prior to recommending nominees for election as Directors, the Nominating and Governance Committee engages in a deliberative, evaluative process to ensure each nominee possesses the skills and attributes that individually and collectively will contribute to an effective Board of Directors. Biographical information for each candidate for election as a Director is evaluated and, if deemed necessary by the Nominating and Governance Committee, candidates for election participate in interviews with existing Board members and management. Each candidate is subject to thorough background checks. Director nominees must be willing to commit the requisite time for preparation and attendance at regularly scheduled Board and Committee meetings and participation in other matters necessary for good corporate governance.

Previously, our Corporate Governance Principles had provided that no Director could stand for reelection after he or she had reached the age of 72. In 2017, the Board of Directors removed this age limit from our Corporate Governance Principles. It was determined that, consistent with trending corporate practices, a robust evaluation process, rather than an age limit, is a more effective tool to manage Board tenure. The Nominating and Governance Committee and the Board will continue to review future candidates based on a wide range of qualifications to ensure the highest caliber of directors continue to represent our company.

The Nominating and Governance Committee may identify Director candidates through a variety of sources including search firms, personal references and business contacts. The Nominating and Governance Committee will consider Director nominees recommended by shareholders for election to the Company’s Board who meet the qualification standards described above and the other requirements for nomination (See the Nominating and Governance charter available at http://investors.vectrus.com/govdocs). The Nominating and Governance Committee also evaluates and makes recommendations to the Board of Directors concerning appointment of Directors to Board Committees, selection of Board Committee chairs, Committee member qualifications, Committee member appointment and removal, Committee structure and operations and proposal of the Board slate for election at the Annual Meeting of Shareholders, consistent with criteria approved by the Board of Directors.

NON-MANAGEMENT DIRECTOR COMPENSATION
Non-Management Director compensation is determined by our Board of Directors with the assistance of the Nominating and Governance Committee and Pay Governance, LLC ("Pay Governance" or the "Compensation Consultant"). Non-Management Director compensation is reviewed on a periodic basis. In support of the Board’s review, Pay Governance compared Non-Management Director compensation components for Vectrus with director compensation components paid for a sample of aerospace and defense companies with revenue comparable to Vectrus’ revenue.

There have been no changes to Non-Management Director compensation since the Company's spin-off from Exelis Inc. The total annual compensation level is $150,000 for each Vectrus Non-Management Director, comprised of $75,000 in cash and $75,000 in RSUs for each full-year tenure. The full-year tenure runs from the date of the Annual Meeting of Shareholders to the day prior to the next Annual Meeting of Shareholders. Additional incremental pay for the full-year tenure includes a cash payment for the Audit Committee Chair in the amount of $15,000, and a cash payment of $10,000 for each of the Compensation Committee Chair, Nominating and Governance Committee Chair and the Strategy Committee Chair. The Non-Executive Chairman of the Board receives an additional $100,000, comprised of $50,000 in cash and $50,000 in RSUs for the full-year tenure as described below. The incremental payments for the Committee Chairs and the Non-Executive Chairman were based on the significant responsibilities involved with these positions and reflect current competitive data.

On May 12, 2017, all of our Non-Management Directors received $150,000, comprised of $75,000 as a cash retainer and $75,000 in RSUs, for their service on the Board of Directors from May 12, 2017 to May 17, 2018, the day prior to the 2018 Annual Meeting of Shareholders. An additional $15,000 cash retainer was paid to the Audit Committee Chair, $10,000 to the Compensation Committee Chair, $10,000 to the Nominating and Governance Committee Chair, $10,000 to the Strategy Committee Chair, and the Non-Executive Chairman received a payment of $100,000, comprised of $50,000 as a cash retainer and $50,000 in RSUs. Mr. Prow, as a management Director, received no Director compensation. RSUs granted to Non-Management Directors vest in full on the business day immediately prior to the next Annual Meeting date. The grant date fair value of RSU awards is provided in footnote (2) to the table below.

The table below summarizes the compensation received by our Non-Management Directors for the year ended December 31, 2017.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
Louis J. Giuliano (3)	125,000	124,990	249,990
Bradford J. Boston (4)	85,000	75,000	160,000
Mary L. Howell (5)	85,000	75,000	160,000
William F. Murdy	75,000	75,000	150,000
Melvin F. Parker	75,000	75,000	150,000
Eric M. Pillmore (6)	85,000	75,000	160,000
Stephen L. Waechter (7)	90,000	75,000	165,000
Phillip C. Widman	75,000	75,000	150,000

(1)	Consists of the following, as applicable: director annual cash retainer of $75,000 for 2017, incremental retainer for Committee chairs and the annual Non-Executive Chairman retainer.

(2)
Represents the aggregate grant date fair value of RSUs, computed in accordance with Accounting Standards Codification issued by the Financial Accounting Standards Board Topic 718, labeled “Compensation – Stock Compensation” (“ASC Topic 718”). The grant date fair value for RSUs was $29.32 per unit, the closing price of Vectrus stock on the grant date, which was May 12, 2017.

(3)	Mr. Giuliano received an incremental $50,000 cash retainer and $50,000 in RSUs for his service as the Non-Executive Chairman through May 17, 2018.

(4)	Mr. Boston received an incremental $10,000 cash retainer for his service as the Compensation Committee Chair through May 17, 2018.

(5)	Ms. Howell received an incremental $10,000 cash retainer for her service as the Strategy Committee Chair through May 17, 2018.

(6)	Mr. Pillmore received an incremental $10,000 cash retainer for his service as the Nominating and Governance Committee Chair through May 17, 2018.

(7)	Mr. Waechter received an incremental $15,000 cash retainer for his service as the Audit Committee Chair through May 17, 2018.

RESTRICTED STOCK UNIT AWARDS OUTSTANDING AT 2017 FISCAL YEAR-END

The table below represents RSUs outstanding as of December 31, 2017 for our Non-Management Directors.

Name	Restricted Stock Unit Awards
Louis J. Giuliano	4,263
Bradford J. Boston	2,558
Mary L. Howell	2,558
William F. Murdy	2,558
Melvin F. Parker	2,558
Eric M. Pillmore	2,558
Stephen L. Waechter	2,558
Phillip C. Widman	2,558

All Vectrus Non-Management Directors were granted RSUs under the Amended 2014 Plan on May 12, 2017. For the equity component of the annual retainer, the number of RSUs was determined by dividing $75,000 by $29.32, the closing price per share of Vectrus, Inc. common stock on the grant date. The resulting number of RSUs was rounded to 2,558, the nearest whole number of units. Mr. Giuliano received RSUs equal to $125,000 divided by $29.32, representing $75,000 for the equity component of the annual retainer plus $50,000 for the equity component of the annual Non-Executive Chairman fee. The resulting number of RSUs for Mr. Giuliano was rounded to 4,263, the nearest whole number of units.

DIRECTOR EXPENSES
Vectrus reimburses Non-Management Directors for all business-related expenses they incur for travel to and from Board of Directors, Committee and shareholder meetings. The Company also reimburses costs related to educational programs and related subscriptions for directors and for other Company business-related expenses (including travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes). Director airfare is reimbursed at no greater than first-class travel rates.

INDEMNIFICATION AND INSURANCE
As permitted by its By-Laws, Vectrus indemnifies its Directors to the full extent permitted by law and maintains insurance to protect the Directors from liabilities, including certain instances where it could not otherwise indemnify them.

POLICIES FOR APPROVING RELATED PERSON TRANSACTIONS
The Company and the Board have adopted formal written policies for evaluation of potential related person transactions, as those terms are defined in the SEC’s rules for executive compensation and related person disclosure, which provide for review and pre-approval of transactions which may or are expected to exceed $120,000 involving Non-Management Directors, Executive Officers, beneficial owners of five percent or more of the Company’s common stock or other securities and any immediate family of such persons. The Company’s policy generally groups transactions with related persons into two categories: (1) transactions requiring the approval of the Nominating and Governance Committee and (2) certain transactions, including ordinary course transactions below established financial thresholds, that are deemed pre-

approved by the Nominating and Governance Committee. In reviewing related person transactions that are not deemed pre-approved for approval or ratification, the Nominating and Governance Committee considers the relevant facts and circumstances, including:

●	Whether terms or conditions of the transaction are generally available to third-parties under similar terms or conditions;
●	Levels of interest or benefit to the related person;
●	Availability of alternative suppliers or customers; and
●	Benefit to the Company.

The Nominating and Governance Committee is deemed to have pre-approved certain transactions identified in Item 404(a) of Regulation S-K that are not required to be disclosed even if the amount involved exceeds $120,000. In addition, any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director and/or beneficial owner of less than 10% of that company’s shares is deemed pre-approved; provided, however, that with respect to Directors, if a Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, such transaction shall be reviewed by the Nominating and Governance Committee and not be considered appropriate for automatic pre-approval. Regardless of whether a transaction is deemed pre-approved, all transactions in any amount are required to be reported to the Nominating and Governance

Committee. Subsequent to the adoption of the written procedures above, the Company has followed these procedures regarding all reportable related person transactions.

The Company’s Related Person Transaction Policy is posted on the Company’s website at: http://investors.vectrus.com/govdocs.

There were no related person transactions in 2017 that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

CHARITABLE CONTRIBUTION CONFLICT OF INTEREST POLICY
The Company and the Board adopted a Charitable Contribution Conflict of Interest Policy for Directors, Director Nominees and Senior Management. The policy requires approval by the Nominating and Governance Committee for donations by the Company to any nonprofit organization, charity or private foundation in an amount or having a value over $10,000 if any Director, Director nominee or any of their immediate family members is associated with such entity. In addition, such approval is required in the case of a donation over that limit to such an entity by a Director, Director nominee or member of senior management where another Director or member of senior management is associated with the entity. During 2017, there were no donations that required approval under this policy.

CODE OF CONDUCT
The Company has adopted the Vectrus Code of Conduct which applies to all employees, including our President & Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and, where applicable, to our Non-Management Directors.

The Code of Conduct is posted on our website at: http://investors.vectrus.com/govdocs.

The Company discloses any changes to or waivers from the Code of Conduct for the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, its Non-Management Directors and other Executive Officers on its website. In addition, the Company will disclose within four business days any substantive changes to or waivers from the Code of Conduct for our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, or persons performing similar functions, by posting such information on our website at www.vectrus.com rather than by filing a Form 8-K. In 2017, there were no substantive changes to or waivers of the Code of Conduct for the President and Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or persons performing similar functions. A copy of the Code of Conduct will be provided, free of charge, to any shareholder upon request to the Corporate Secretary of Vectrus.

COMMITTEES OF THE BOARD OF DIRECTORS
The Committees outlined below are the current standing committees of the Board of Directors. The table below sets forth the membership of each of these Committees and identifies each Committee chair. Each Director listed below, except for Mr. Prow, is an independent director.

DIRECTOR	AUDIT	COMPENSATION & PERSONNEL	NOMINATING & GOVERNANCE	STRATEGY COMMITTEE
Bradford J. Boston		•*		•
Louis J. Giuliano
Mary L. Howell	•	•		•*
William F. Murdy	•		•	•
Melvin F. Parker		•	•	•
Eric M. Pillmore			•*
Charles L. Prow
Stephen L. Waechter	•*			•
Phillip C. Widman	•	•
* = Committee Chair

AUDIT COMMITTEE RESPONSIBILITIES
The Audit Committee has responsibility to, among other things, meet periodically with management and with both our independent registered public accounting firm and head of internal audit to review audit results and the adequacy of and compliance with our system of internal controls. In addition, the Audit Committee will appoint or discharge our independent auditor, and review and approve auditing services, audit-related services and permitted non-audit services to be provided by the independent auditor in order to evaluate the impact of undertaking such added services on the independence of the auditor. The responsibilities of the Audit Committee are more fully described in "Audit Committee" and "Report of Audit Committee" below and in our Audit Committee charter. The Board of Directors has affirmatively determined that each of the members of the Audit Committee is independent and financially literate. Although the Board determined that several members of the Audit Committee possess accounting or related financial management expertise within the meaning of the NYSE listing standards and that more than one member of the Audit Committee qualifies as an “audit committee financial expert” as defined under the applicable SEC rules, Mr. Widman has been designated as the Audit Committee’s “audit committee financial expert.”

COMPENSATION COMMITTEE RESPONSIBILITIES
The Compensation Committee oversees all compensation and benefit programs and actions that affect our senior executive officers, including the named executive officers. The Compensation Committee also provides strategic direction for our overall compensation structure, policies and programs and oversees and approves the continuity planning process. The responsibilities of the Compensation Committee are more fully described in "Compensation Committee" below and in our Compensation Committee charter.

Each member of the Compensation Committee is a Non-Management Director and is independent. The Board has reviewed the background, experience, financial interests, employment, commercial, charitable, familial and other relationships of each member of the Compensation Committee, and has determined that, each such person is (i) a “Non-Employee Director” of the Company as defined under Rule 16b-3 of the Exchange Act and (ii) an “outside director” as defined under Treasury Regulation Section 1.162-27(e)(3)(i) of the Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
There are no Compensation Committee interlocks involving any members of the Compensation Committee. None of the members of the Compensation Committee during 2017 or as of the date of this Proxy Statement has been an officer or employee of the Company, and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Compensation Committee or Board of Directors.

NOMINATING AND GOVERNANCE COMMITTEE RESPONSIBILITIES

The Nominating and Governance Committee is responsible for, among other things, developing and recommending to the Board of Directors criteria for identifying and evaluating director candidates; identifying, reviewing the qualifications of and proposing candidates for election to the Board of Directors; and assessing the contributions and independence of incumbent directors in determining whether to recommend them for re-election to the Board of Directors. The Nominating and Governance Committee also reviews and recommends action to the Board of Directors on matters concerning transactions with related persons and matters involving corporate governance and, in general, oversees the evaluation of the Board of Directors. The responsibilities of the Nominating and Governance Committee are more fully described in "Nominating and Governance Committee" below and in our Nominating and Governance Committee charter. Each member of the Nominating and Governance Committee is independent.

STRATEGY COMMITTEE RESPONSIBILITIES
The Strategy Committee, which became a standing committee of the Board in 2017, is responsible for, among other things, providing guidance to the management team and the Board with respect to the Company's overall business strategy and the Company's strategic planning process. The Strategy Committee makes recommendations to the Board on strategic matters, and provides oversight of the Growth and Strategic Advisory Team. The responsibilities of the Strategy Committee are more fully described in "Strategy Committee" below and in our Strategy Committee charter. Each member of the Strategy Committee is independent.

AUDIT COMMITTEE
2017 MEMBERS:
Stephen L. Waechter, Chair
Mary L. Howell
William F. Murdy
Phillip C. Widman

Meetings in 2017:    8

AUDIT COMMITTEE RESPONSIBILITIES

●
Subject to any action that may be taken by the full Board, the Audit Committee has the ultimate authority and responsibility to determine the qualifications, independence and compensation of the independent registered public accountants (currently Deloitte), and to appoint (or nominate for shareholder ratification), evaluate, and where appropriate, consider rotation or replacement of the independent registered public accountants.

●
Review and discuss with management and the independent registered public accountants the audited financial statements of the Company, including discussion of the Company’s disclosures under "Management’s Discussion and Analysis of Financial Condition and Results of Operations," and make a recommendation regarding whether the annual audited financial statements should be included in any public filing including our Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K).

●
Review and discuss with management, the independent registered public accountants and the head of internal audit the quarterly consolidated financial statements of the Company, including a discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent registered public accountants’ review of those statements prior to our filing of each Form 10-Q with the SEC.

●	Review and consider with Deloitte matters required to be discussed by the the applicable PCAOB standards.
●	Review with management and Deloitte the effect of regulatory and accounting initiatives as well as off-balance sheet structures on our financial statements.
●	Review and discuss with management and Deloitte the Company’s interim financial results to be included in the Company’s earnings report prior to the release of any earnings report.
●
Review and discuss with management the types of information to be disclosed and the types of presentations to be made with respect to the Company’s earnings press releases and financial information and earnings guidance provided to financial analysts and rating agencies.

●
Discuss with management, Deloitte and the head of internal audit the quality and adequacy of the Company’s internal controls and their effectiveness, and meet regularly and privately with the head of the internal audit function.

●
Annually request from Deloitte a formal written statement delineating all relationships between Deloitte and the Company, consistent with PCAOB Rule 3526T. With respect to such relationships, the Audit Committee shall: Discuss with Deloitte any disclosed relationships and the impact of such relationship on Deloitte’s independence; and assess and recommend appropriate action in response to the Deloitte report to satisfy itself of the auditor’s independence.

●
Pre-approve or delegate to one or more independent members of the Audit Committee, when appropriate, to pre-approve the retention of the independent auditor for audit-related and permitted non-audit services. Other tax-related consulting and special projects and fees for any other services to be provided by the independent auditor and internal audit service providers must be submitted to the Audit Committee consistent with the Company’s Audit Services, Audit-Related Services and Non-Audit Services Policy.

●
Confirm the scope of audits to be performed by Deloitte and the internal audit function, monitor progress and review results. Review fees and expenses charged by Deloitte and any party retained to provide internal audit services.

●
On an annual basis, discuss with Deloitte its internal quality control procedures, material issues raised in quality control or peer review and any inquiries by governmental or professional authorities within the last five years (and any steps taken to deal with issues raised) regarding the firm’s independent audits of other clients.

●
Review significant findings or unsatisfactory internal audit reports or audit problems or difficulties encountered by Deloitte, in the course of the audit work, including any restrictions on the scope of its activities or on access to requested information, and any significant disagreements with management, and monitor management’s response to such matters. Without excluding other possibilities, the Audit Committee may review with the independent registered public accounting firm (i) any accounting adjustments that were noted or proposed by such firm but were “passed” (as immaterial or otherwise), (ii) any communications regarding auditing or accounting issues and (iii) any “management” or “internal control” letter issued or proposed to be issued by Deloitte.

●
Provide oversight and discuss with management, head of internal audit and Deloitte, the adequacy and effectiveness of the Company’s overall risk assessment and risk management process, including all risk mitigation processes. The Audit Committee shall review, at least annually, the Company's cyber security program and policies with respect to risk assessment and risk management and in accordance with regulatory requirements, approve at least annually, any decision of the Company to enter into uncleared swaps.

●	Review the Company’s capital structure including stock repurchases, debt offering and other financings and dividends.
●	Review the Company’s rating agencies reviews.
●	Review the Company’s capital allocation, including capital expenditures and research and development.
●	Review the Committee's charter at least annually and make recommendations to the Board of Directors for approval and adoption of any amendments to its charter.
●	Review regularly and consider the Company’s reserves.
●	Review expense reports of senior executives.

●
Update the Board of Directors on a regular basis with respect to matters coming to its attention that may have a significant impact on the Company’s financial condition or affairs, the Company’s compliance with legal or regulatory requirements and the performance and independence of Deloitte and the internal audit function.

●
Review major issues regarding accounting principles and financial statement presentations, significant changes to the Company’s selection or application of accounting principles and major issues relating to the Company’s internal controls, including any specifically required steps to correct identified major internal control issues. The Audit Committee also reviews management or Deloitte’s analyses regarding significant financial reporting issues and judgments made in preparing financial statements, including analyses of alternative GAAP methods as well as the effect of regulatory and accounting initiatives and off-balance sheet structures, if any, on the Company’s financial statements.

●	In conjunction with the Board of Directors, evaluate the qualifications of the Committee members and the Committee's performance on an annual basis.
●	Meet separately, on a regular basis, with Deloitte, the head of internal audit, and members of management, as well as privately as a Committee.
●	Establish policies regarding the Company’s employment and retention of current or former employees of Deloitte.
●	With respect to complaints concerning accounting, internal accounting controls or auditing matters:
¡ Review and approve procedures for receipt, retention and treatment of complaints received by the Company; and
¡ Establish procedures for the confidential, anonymous submission of complaints to the Audit Committee.
●	Establish levels for payment by the Company of fees to Deloitte, and ordinary administrative expenses of the Audit Committee and any advisors retained by the Audit Committee.
●
Receive regular reports from the Chief Executive Officer, the Chief Financial Officer and from the Company’s disclosure control committee representative on the status of the Company’s disclosure controls and related certifications, including disclosure of any material weaknesses or significant deficiencies in the design or operation of internal controls and any fraud that involves management or other employees with a significant role in internal controls.

●	Oversee the Company's compliance program, including its Code of Conduct and ethics and compliance program.
●	Prepare the Report of the Audit Committee for the Company’s Proxy Statement.

Although the Board of Directors determined that more than one member of the Board of Directors satisfies the requirements of an audit committee financial expert, the Board of Directors has identified Phillip C. Widman as the Company’s audit committee financial expert.

A copy of the Audit Committee charter is available on the Company’s website at: http://investors.vectrus.com/govdocs. The Company will provide, free of charge, a copy of the Audit Committee charter to any shareholder, upon request to the Corporate Secretary of Vectrus.

COMPENSATION COMMITTEE
2017 MEMBERS:
Bradford J. Boston, Chair
Mary L. Howell
Melvin F. Parker
Phillip C. Widman

Meetings in 2017:     7

COMPENSATION COMMITTEE RESPONSIBILITIES

●
The Committee’s primary objective is to establish a competitive executive compensation program that links executive compensation to business performance and shareholder return, without excessive enterprise risk.

●	Approve and oversee administration of the Company’s employee compensation program, including incentive plans and equity-based compensation plans.
●
Evaluate senior management and Chief Executive Officer performance, evaluate enterprise risk and other risk factors with respect to compensation objectives, set annual performance objectives for the Chief Executive Officer and approve individual compensation actions for the Chief Executive Officer and officers at the corporate vice president level and above, as well as certain other positions.

●	Oversee the establishment and administration of the Company’s benefit programs and executive severance policies.
●	Oversee and approve the leadership development and continuity planning process.
●	Prepare the Compensation Committee Report for the Company’s Proxy Statement.
●	Review its performance and charter at least annually and make recommendations to the Board of Directors for approval and adoption of any amendments to its charter.

Detail regarding the processes and procedures used to determine executive compensation is found in the Compensation Discussion and Analysis. A copy of the Compensation Committee charter is available on the Company’s website at: http://investors.vectrus.com/govdocs.

The Company will provide, free of charge, a copy of the Compensation Committee charter to any shareholder, upon request to the Corporate Secretary of Vectrus.

NOMINATING AND GOVERNANCE COMMITTEE
2017 MEMBERS:
Eric M. Pillmore, Chair
William F. Murdy
Melvin F. Parker

Meetings in 2017:    5

NOMINATING AND GOVERNANCE COMMITTEE RESPONSIBILITIES

●	Develop, annually review, update and recommend to the Board of Directors corporate governance principles for the Company.
●
In the event it is necessary to select a new Chief Executive Officer, lead the process for candidate evaluation, consideration and screening. The full Board of Directors has the final responsibility to select the Company’s Chief Executive Officer.

●	Evaluate and make recommendations to the Board of Directors concerning the composition, governance and structure of the Board.
●	Make recommendations to the Board of Directors concerning the qualifications, compensation and retirement of Directors.
●	Administer the Board of Directors’ and Committees' annual evaluation process.
●	Consider questions of independence and possible conflicts of interest and related party transactions of members of the Board of Directors and executive officers.
●	Review and recommend to the full Board matters and agenda items relating to the Company’s Annual Meeting of Shareholders.
●	Review the form of Annual Report to Shareholders, Proxy Statement and related materials.
●	Review the Company’s business continuity and disaster recovery programs and plans.
●	Review the Company’s communication and advertising program and other activities involving community relations, major charitable contributions and promotion of the Company’s public image.
●	Determine desired Board and Director skills and attributes and conduct searches for prospective board members whose skills and attributes reflect those desired for the Board of Directors.
●	Identify, evaluate and propose nominees for election to the Board of Directors.
●	Make recommendations to the Board of Directors concerning the appointment of Directors to Board Committees and the selection of Board Committee Chairs.
●	Evaluate and make recommendations regarding senior management requests for approval to accept membership on outside boards.
●	Review its performance and charter at least annually and make recommendations to the Board of Directors for approval and adoption of any amendments to its charter.

●
Following the review by the Audit Committee, Compensation Committee and Strategy Committee of their respective charters, review those charters as part of the framework of the governance of the Company to ensure completeness and consistency among Committee charters and the Corporate Governance Principles.

●	Review periodic reports from management on, and provide oversight of, environmental, safety and health matters.
●	At least annually review and assess the Company’s director and officer insurance and indemnification.
●	Provide oversight of director education matters and the director orientation process.
The Nominating and Governance Committee will consider Director nominees recommended by shareholders for election to the Company’s Board who meet the qualification standards. See "Information about the Board of Directors - Director Selection, Composition and Diversity" above.

A copy of the Nominating and Governance Committee charter is available at the Company’s website: http://investors.vectrus.com/govdocs. The Company will provide, free of charge, a copy of the Nominating and Governance Committee charter to any shareholder, upon request to the Corporate Secretary of Vectrus.

STRATEGY COMMITTEE
2017 MEMBERS:
Mary L. Howell, Chair
Bradford J. Boston
William F. Murdy
Melvin F. Parker
Stephen L. Waechter

Meetings in 2017:    5

STRATEGY COMMITTEE RESPONSIBILITIES

●	Review and provide guidance to the management team and the Board with respect to the Company's overall business strategy and the Company's strategic plan.
●	Review and make recommendations to the Board on matters relating to the Company's overall business strategy and the Company's strategic planning process.
●	Provide oversight of the Growth and Strategic Advisory Team.
●	Review and assess the Committee's performance on an annual basis.
●	Review its charter at least annually and make recommendations to the Board of Directors for approval and adoption of any amendments to the charter.

A copy of the Strategy Committee charter is available at the Company's website: http://investors.vectrus.com/govdocs. The Company will provide, free of charge, a copy of the Strategy Committee charter to any shareholder, upon request to the Corporate Secretary of Vectrus.

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

ROLE OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors provides oversight on matters relating to the Company’s financial reporting process, seeks to ensure that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. This includes responsibility for, among other things:

●	determination of qualifications, performance and independence of Deloitte, the Company’s independent registered public accounting firm;
●	the appointment, compensation, retention, audit and oversight work of Deloitte in preparing or issuing audit reports and related work;
●
review of financial reports and other financial information provided by the Company, its systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements;

●	oversight and review of procedures developed for consideration of accounting, internal accounting controls and auditing-related complaints;
●	review of risk assessment and risk management processes on a Company-wide basis; and
●	adoption of and monitoring the implementation and compliance with the Company’s Audit Services, Audit-Related Services and Non-Audit Services Policy.

The Audit Committee has oversight responsibility for confirming the scope and monitoring the progress and results of internal audits conducted by the Company’s internal auditor. The Audit Committee discussed with the Company’s internal auditors and Deloitte the plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte, with and without management present, and discussed results of their examinations, their evaluation of the Company’s internal controls, and the Company’s financial reporting.

The Company’s management has primary responsibility for the financial statements, including the Company’s system of disclosure and internal controls. The Audit Committee may investigate any matter brought to its attention. In that regard, the Audit Committee has full access to all books, records, facilities and personnel of the Company and the Audit Committee may retain outside counsel, auditors or other independent experts to assist the Committee in performing its responsibilities. Any individual may also bring matters to the Audit Committee confidentially or on an anonymous basis, by submitting the matter in a sealed envelope addressed to the “Audit Committee” to the Corporate Secretary who then forwards the sealed envelope to the Audit Committee. Junk mail, advertisements, resumes, spam and surveys will not be forwarded. Abusive, threatening or otherwise inappropriate materials will also not be forwarded.

SARBANES-OXLEY ACT OF 2002 ("SOX") COMPLIANCE
The Audit Committee has responsibility for monitoring all elements of the Company’s compliance with Sections 302 and 404 of SOX relating to internal control over financial reporting.

AUDIT COMMITTEE CHARTER
The Board of Directors has adopted a written charter for the Audit Committee, which the Board of Directors and the Audit Committee review, and at least annually update and reaffirm. The charter sets out the purpose, membership and organization, and key responsibilities of the Audit Committee.

COMPOSITION OF THE AUDIT COMMITTEE
The Audit Committee is composed of four members of the Company’s Board. The Board of Directors has determined that each Audit Committee member meets the independence standards set out in the requirements of the NYSE currently in effect, including the Audit Committee independence requirements of Rule 10A-3 of the Exchange Act. No member of the Audit Committee has any relationship with the Company that may interfere with the exercise of independence from management and the Company. All members of the Audit Committee, in the business judgment of the full Board of Directors, are financially literate and several have accounting or related financial management expertise.

REGULAR REVIEW OF FINANCIAL STATEMENTS
The Audit Committee reviewed and discussed the Company’s audited financial statements with management. The Audit Committee, management and Deloitte reviewed and discussed the Company’s unaudited financial statements before the release of each quarterly earnings report and filing of the Company's Form 10-Qs, and the Company’s audited financial statements before the annual earnings release and filing of the Company’s 2017 Form 10-K.

COMMUNICATIONS WITH DELOITTE
The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable PCAOB standards. The Audit Committee met privately with Deloitte five times during 2017.

INDEPENDENCE OF DELOITTE
Deloitte is directly accountable to the Audit Committee and the Board of Directors. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte their independence from management and the Company, any disclosed relationships and the impact of those relationships on Deloitte’s independence.

RECOMMENDATION REGARDING ANNUAL REPORT ON FORM 10-K
In performing its oversight function with regard to the 2017 financial statements, the Audit Committee relied on financial statements and information prepared by the Company’s management. It also relied on information provided by the internal audit staff as well as Deloitte. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2017. Based on these discussions, and the information received and reviewed, the Audit Committee recommended to the Company’s Board of Directors and the Board of Directors has approved including the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm.

This report is furnished by the members of the Audit Committee.

Stephen L. Waechter, Chair
Mary L. Howell
William F. Murdy
Phillip C. Widman

COMPENSATION COMMITTEE REPORT
The following Report of the Compensation Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee of the Board of Directors approves and oversees administration of the Company’s executive compensation program and senior leadership development and continuity programs. The Compensation Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return. The Compensation Committee considers appropriate risk factors in structuring compensation to discourage unnecessary or excessive risk-taking behaviors and encourage long-term value creation.

RECOMMENDATION REGARDING COMPENSATION DISCUSSION AND ANALYSIS
In performing its oversight function during 2017 with regard to the Compensation Discussion and Analysis prepared by management, the Compensation Committee relied on statements and information prepared by the Company’s management. It also relied on information provided by Pay Governance LLC, the independent compensation consultant to the Compensation Committee. The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2017 and this Proxy Statement.

This report is furnished by the members of the Compensation Committee.

Bradford J. Boston, Chair
Mary L. Howell
Melvin F. Parker
Phillip C. Widman

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
The Compensation Committee is responsible for our executive compensation philosophy and programs. The Compensation Committee reviews and approves the compensation to be paid to our CEO and a group of executive officers, including our Named Executive Officers. At our 2017 Annual Meeting of Shareholders, our shareholders overwhelmingly approved our Named Executive Officer compensation, with approximately 98.5% of the votes cast in favor of the proposal.

EXECUTIVE SUMMARY
VECTRUS' NAMED EXECUTIVE OFFICERS FOR 2017 WERE:

•	Charles L. Prow, President and Chief Executive Officer;

•	Matthew M. Klein, Senior Vice President and Chief Financial Officer;

•	Michele L. Tyler, Senior Vice President, Chief Legal Officer and Corporate Secretary;

•	Susan L. Deagle, Senior Vice President and Chief Growth Officer;

•	Kevin A. Leonard, Senior Vice President, Facility and Logistics Services, and;

•	Kelvin R. Coppock, (former) Senior Vice President, Contracts.

2017 COMPANY HIGHLIGHTS

•	Expanded operating margin by 10 basis points to 3.7%

•	Successfully phased in several multi-year contracts of approximately $1.4 billion

•	Grew total backlog* 24% year-over-year to $2.9 billion

•	Closed on a new and expanded credit facility

•	Added several key leaders and strengthened talent at all levels of the organization

*Total backlog represents firm orders and potential options on multi-year contracts, excluding potential orders under Indefinite Delivery/Indefinite Quantity contracts. Backlog also excludes contracts awarded to Vectrus but currently in protest with the Government Accountability Office or the Federal Court of Claims.

COMPENSATION PHILOSOPHY
The Compensation Committee's compensation philosophy is to support Vectrus’ business strategy within the principles of competitiveness, full disclosure and consistent alignment with long-term value creation. Our philosophy encourages individual and group behaviors that balance risk and reward while supporting sustained growth and earnings performance. A substantial portion of executive compensation is tied to the Company’s internal business and financial performance and share price performance. If internal business and financial performance or share price performance falls below identified thresholds, at-risk incentive compensation is reduced or not paid at all. Our compensation philosophy is reflective of Vectrus’ industry and peers, and we will continue to seek to align with market trends. The Compensation Committee has the flexibility to establish appropriate compensation policies to attract, motivate and retain our executives in the industry in which we operate.

KEY ACTIONS AND CHANGES TO COMPENSATION PROGRAMS/POLICIES

PROGRAM/POLICY		KEY CHANGES
Annual Incentive Plan	●
The Compensation Committee modified certain performance metrics and weightings (from the prior year) for the 2017 Annual incentive Plan program. (See "Compensation Program Objectives - Primary Compensation Components - Annual Incentive Plan (AIP) Awards" below.)

Stock Options	●	The Compensation Committee determined that no additional stock options would be granted, commencing in 2018.

PAY FOR PERFORMANCE
Compensation for our NEOs ties a large portion of compensation to performance. For instance, based on the elements of 2017 compensation for the CEO and the CFO, at-risk compensation represented approximately 71% and 66%, respectively, of total compensation. Pay components for our NEOs for 2017 included base salary, Annual Incentive Plan (“AIP”) awards, and long-term incentive awards, consisting of RSUs, stock options and Total Shareholder Return ("TSR") awards.

The 2017 AIP provides a cash payout if certain financial metrics, including adjusted diluted earnings per share, revenue, new business wins, net cash provided by operating activities and days sales outstanding, were met. The 2017 AIP performance goals, targets, results and actual payouts are discussed in more detail in "Compensation Program Objectives - Primary Compensation Components" below.

PAY COMPONENT - 2017 ANNUAL INCENTIVE PLAN (AIP)
PERFORMANCE DURING 2017		ACTUAL PAYOUT
●	Adjusted Diluted Earnings Per Share* = $2.17 (versus the Compensation Committee-approved target of $1.75) (weighted 40%)	Actual bonus achieved = 98.3% of target
●	Revenue = $1,114.8 million (versus the Compensation Committee-approved target of $1,000.1 million) (weighted 10%)
●	New Business Wins = $247.5 million (versus the Compensation Committee-approved target of $269.4 million) (weighted 20%)	The Compensation Committee approved an actual bonus paid = 103.3% of target
●	Net Cash Provided by Operating Activities = $35.4 million (versus the Compensation Committee-approved target of $22.7 million) (weighted 10%)
●	Days Sales Outstanding (DSO) = 59.8 (versus the Compensation Committee-approved target of 56.8 (weighted 20%)
*This measure was not calculated in accordance with generally accepted accounting principles in the United States of America ("GAAP"). See definitions and table below for a reconciliation of non-GAAP measures.

The TSR awards represent 50% of the total long-term incentive awards. TSR awards align pay with performance by providing a cash long-term incentive linked to the Company's total shareholder return performance relative to the Aerospace and Defense companies in the S&P 1500 over a three-year performance period. This program began in 2015 and is discussed in more detail under the 2017 Long-Term Incentive Program section of this Proxy Statement.

KEY GOVERNANCE POLICIES AND PRACTICES RELATED TO COMPENSATION:
WE DO:
●	use an independent compensation consultant selected and hired by the Compensation Committee.
●	pay for performance.
●	mitigate compensation risk through oversight, controls and appropriate incentives in our balanced compensation programs.
●	have equity award agreements that require both consummation of a change in control transaction and termination of employment for accelerated vesting ("double trigger").
●	have limited perquisites.
●	have an annual Say-on-Pay vote.
●	have a clawback policy that is also embedded in our equity incentive plan, our annual incentive plan and award agreement.
●	have an anti-hedging and anti-pledging policy.
●	have meaningful stock ownership guidelines for Vectrus corporate officers and directors.
●
provide in our equity incentive plan for a minimum vesting period of one year for most employee equity grants and generally provide in our award agreements for vesting in equal annual installments over a three-year period for our RSU and stock option awards.

WE DO NOT:
●	reprice stock options.
●	guarantee minimum bonus payments.
●	provide tax gross-ups for perquisites or in connection with payments made in the event of change in control; however, tax protection may be provided for costs associated with relocation.
●	have fixed-term employment arrangements with our NEOs. All of our NEOs are at-will employees.
●	provide a traditional pension plan or a supplemental executive retirement plan.

INDIVIDUAL EXECUTIVE POSITIONS
COMPENSATION COMPARISONS
Since the spin off of Vectrus as an independent, publicly traded company in September 2014, the Compensation Committee has believed that a conservative approach in setting compensation for our NEOs was appropriate and that position was maintained for 2017. The Committee, along with its independent compensation consultant, recently reviewed current market compensation data for determining the path forward in setting the compensation program for 2018. The Committee believes that, as our NEOs have gained experience in their roles, their pay should move from the 25th percentile towards the median of competitive practice, given strong individual performance and business conditions.

The Compensation Committee reviewed and assessed the performance of the NEOs for 2017 and will continue to review and assess the performance of the President and Chief Executive Officer, executive officers and direct reports to the CEO and authorize compensation actions it believes are appropriate and commensurate with relevant competitive data, the Company's business environment and the approved compensation program.

INDIVIDUAL EXECUTIVE POSITIONS - 2017 COMPENSATION INFORMATION
For 2017, the Committee approved base salary increases for Messrs. Klein and Coppock and for Ms. Tyler pursuant to external market data and an assessment of their performance. Because Mr. Prow joined the Company on December 6, 2016, he did not receive a salary increase in 2017. Ms. Deagle and Mr. Leonard both joined the Company during 2017 and did not receive a salary increase in 2017. Their compensation, which was approved by the Compensation Committee, was determined following a review of market competitive survey data as well as their relevant experience.

The table below sets out the NEOs' 2017 target compensation for annual base salary, annual incentive and long-term incentive targets as determined by the Compensation Committee.

2017 BASE SALARY AND TARGET COMPENSATION

Named Executive Officers	2017 Base Salary ($)	Target 2017 AIP Award (% of Base Salary) (1)	Target 2017 Long-Term Incentive Award ($)
Charles L. Prow President and Chief Executive Officer	600,018	100%	900,000
Matthew M. Klein Senior Vice President and Chief Financial Officer	335,067	65%	410,000
Michele L. Tyler Senior Vice President, Chief Legal Officer and Corporate Secretary	307,528	55%	220,000
Susan L. Deagle Senior Vice President and Chief Growth Officer	300,019	50%	250,000
Kevin A. Leonard Senior Vice President, Facility and Logistics Services	290,014	50%	250,000
Kelvin R. Coppock (Former) Senior Vice President, Contracts	276,765	50%	200,000

(1)
This column reflects the target percentage of base salary approved for each NEO for the 2017 AIP award. The approved AIP formula for 2017 was based on performance measures and goals that would pay 95.0% of target for 100% achievement of the approved goals.

VECTRUS COMPETITIVE COMPENSATION
In reviewing compensation for the NEOs for the 2017 compensation program, the Compensation Committee used the general industry market data reflected in the 2016 Towers Watson U.S. Compensation Databank General Industry Executive Compensation Survey Report (“CDB”). The Compensation Committee considers the CDB as most representative of the companies that comprise the marketplace in which Vectrus competes for business talent. Data reviewed included competitive market information for each compensation component and total compensation. The Compensation Committee evaluated and determined target and actual compensation provided to each of our NEOs based on a review of the CDB general industry market data which was adjusted via regression analysis to estimate the competitive market pay levels for a company of our revenue size. In determining executive compensation, the Compensation Committee also considered qualitative information discussed in "Qualitative Considerations" below, individual performance and business conditions in addition to recommendations from Vectrus' President and Chief Executive Officer and Senior Vice President and Chief Human Resources Officer.

INDEPENDENT COMPENSATION CONSULTANT
In 2017, the Compensation Committee continued to retain Pay Governance as its independent compensation consultant to assist the Committee in fulfilling its responsibilities under its charter, the material terms of which are described in this Proxy Statement under "Compensation Committee Responsibilities." The Compensation Consultant’s engagement leader provided objective expert analyses, assessments, research and recommendations for executive compensation programs, incentives, perquisites and compensation standards. In this capacity, the Compensation Consultant provided services that related solely to work performed for and at the direction of the Compensation Committee, including analysis of material prepared by Vectrus’ human resources, finance and legal departments for the Compensation Committee’s review. The Compensation Consultant attended each of the seven meetings held by the Compensation Committee during 2017 and provided no other services to Vectrus during 2017 other than those for and at the direction of the Compensation Committee.

During 2017, Vectrus’ human resources, finance and legal functions supported the work of the Compensation Committee, provided information, answered questions and responded to requests from the Compensation Committee and the Compensation Consultant.

The Compensation Committee is directly responsible for the appointment, compensation, and oversight of the Compensation Consultant. The Compensation Committee has the sole authority to retain and terminate the services of consultants, including Pay Governance, with respect to compensation matters.

In connection with the engagement of the Compensation Consultant, the Compensation Committee considered various factors bearing on the independence of the Compensation Consultant, including, but not limited to, the following:

●	Provision of other services to Vectrus by the Compensation Consultant;
●	Relationships of the Compensation Consultant with members of the Compensation Committee or with executive officers, including business and personal relationships;
●	The Compensation Consultant’s policies and procedures to prevent conflicts of interest;
●	Ownership of Vectrus common stock by the Compensation Consultant’s engagement leader; and
●	The amount of fees received by the Compensation Consultant.

The Compensation Committee affirmatively determined the Compensation Consultant was independent and has no conflicts of interest with the Company or the Board of Directors.

OUR COMPENSATION CYCLE
The Compensation Committee reviews compensation in detail during the first quarter of each year. This review includes:

●	Annual performance reviews for the prior year;
●	Increases in base salary which generally occur in March, if determined and approved by the Compensation Committee;
●	Annual Incentive Plan (bonus) target awards; and
●	Long-term incentive target awards, including stock options, RSUs and TSR awards.

The award date for long-term incentive awards is determined by the Compensation Committee and is typically in March, following the February meeting of the Compensation Committee. Meeting dates for the following year’s regular Board and Committee meetings are scheduled during the prior year. Target TSR awards reflect an overall three-year performance period beginning on January 1 of the year in which the Compensation Committee approves the award. Participants in the Long-Term Incentive Program receive notification of their awards as soon as reasonably practical after the grant date.

QUALITATIVE CONSIDERATIONS
The Compensation Committee considered qualitative factors relevant to the Company's business in making compensation decisions. These qualitative performance factors may change over time to reflect our business focus and strategy.

CONSIDERATION	OBJECTIVE
Winning New Business	Align strategies and resources around competing for and winning new business
Operational Excellence	Focus on continuous improvement, lean thinking and creative problem solving
Customer Satisfaction	Be the customers’ first choice and most trusted partner
Culture	Optimize organization around Vectrus' Vision and Values

COMPENSATION PROGRAM OBJECTIVES
COMPENSATION OBJECTIVES, PRINCIPLES AND APPROACHES
The Vectrus compensation program objectives, principles and approaches reflect the Company's business needs and strategy, as detailed below:

OBJECTIVE	GENERAL PRINCIPLE	APPROACH
Attract and retain well-rounded, capable leaders.	Design an executive compensation program to attract and retain high performing executives.
Target conservative total direct compensation approximating the 25th percentile of competitive practice. Reviewed current competitive market compensation to structure movement of NEO compensation toward the competitive median of general industry companies in the CDB, as adjusted for revenue size.

Align at-risk compensation with business performance.	The measures of performance in our compensation programs must be aligned with measures key to the success of our business. If our business succeeds, our shareholders will benefit.	Provide annual and long-term incentive opportunity based on business performance to drive shareholder value.
Align at-risk compensation with levels of executive responsibility.	As executives advance in the Company, the leverage of at-risk pay relative to fixed pay increases.	Structure NEO compensation so that a substantial portion of compensation is at risk for executives with greater levels of responsibility.

PRIMARY COMPENSATION COMPONENTS

NEO COMPENSATION	=	BASE SALARY	+	ANNUAL INCENTIVE	+	LONG-TERM INCENTIVES

BASE SALARY – Base salary comprises the fixed component of total compensation for Mr. Prow and the other NEOs. Salary is a competitive component of pay that is aligned with the NEO's position, experience and criticality of the required competencies. It is not a risk-based element of compensation.

ANNUAL INCENTIVE PLAN (AIP) AWARDS – The Compensation Committee determined that the metrics noted below would be most closely predictive of optimal operating performance in 2017 for Vectrus. Due to the impact of the Tax Cuts and Jobs Act, the Compensation Committee approved an adjustment to the Earnings per Share metric.

EARNINGS PER SHARE (EPS): This is a market-based metric recognized as a standard by investors and analysts. For 2017, the Compensation Committee used a metric of Adjusted Diluted Earnings per Share, as discussed below.

REVENUE: Revenue reflects successful recognition of contracted revenue, recompetes and emphasis on growth through new revenue streams. Revenue is defined as reported GAAP revenue.

NEW BUSINESS WINS: New Business Wins includes any new business contract award notification during the calendar year, recompetes, contract extensions, bridges and add-on work to existing contracts. Winning new business is a critical focus for our Company.

NET CASH PROVIDED BY OPERATING ACTIVITIES: This metric, which is a GAAP measure, replaced Free Cash Flow. Cash provided by operating activities is an important measure of our business. It shows how much cash is generated by the Company and can provide a transparent view of the condition of the business.

DAYS SALES OUTSTANDING (DSO): DSO is an important operating efficiency metric that measures the number of days it takes to turn accounts receivable into cash.

The Compensation Committee was responsible for the administration of the AIP for 2017. The Compensation Committee approved an annual incentive plan design for the business as described below.

2017 METRICS	PERFORMANCE PERCENTAGE
Adjusted Diluted Earnings Per Share (EPS)	40%
Revenue	10%
New Business Wins (NBW)	20%
Net Cash Provided by Operating Activities	10%
Days Sales Outstanding (DSO)	20%

	Adjusted Diluted Earnings Per Share (EPS)			Revenue			New Business Wins			Net Cash Provided by Operating Activities			Days Sales Outstanding (DSO)
Performance Percentage of Target	85%	106%	150%	90%	100%	130%	50%	100%	150%	70%	100%	180%	95%	100%	112%
Payout Percentage of Target	50%	100%	200%	50%	90%	200%	37%	100%	200%	50%	100%	200%	85%	100%	200%

2017 AIP AWARDS PAID IN 2018 – The approved 2017 AIP provided for the Compensation Committee's authority to apply an individual positive or negative 10% adjustment for contributions to the achievement of goals and objectives and a positive or negative 10% adjustment for recompetes. On February 22, 2018, the 2017 AIP awards for the NEOs were approved by the Compensation Committee for payment on or about March 13, 2018. The Compensation Committee, upon the recommendation of Mr. Prow, approved the awards for the other NEOs who received bonuses. The approved 2017 AIP awards for NEOs are included in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

The performance and payout percentages for each component of the AIP were as follows:

Metric (all $ amounts in millions)	Performance Target at 95.0% Payment and Weighting (1)		2017 Performance	Performance Percentage of Target	Payout Percentage of Target (1)	Weighted Attainment
Adjusted Diluted Earnings Per Share (2)	$1.75	40.0%	$2.17	124.00%	133.3%	53.30%
Revenue	$1,000.1	10.0%	$1,114.8	111.5%	107.5%	10.80%
New Business Wins	$269.40	20.0%	$247.50	91.8%	89.7%	17.9%
Net Cash Provided by Operating Activities	$22.70	10.0%	$35.40	155.9%	162.9%	16.30%
Days Sales Outstanding	56.8	20.0%	59.8	94.70%	—%	—%
(1) Attainment of all of the 2017 AIP performance goals would result in a payout of 95.0% of target.
(2) Non-GAAP measure. See definitions and table below for reconciliation of non-GAAP measures.

"Adjusted Net Income" is defined as net income, adjusted to exclude items that may include, but are not limited to, other income; significant charges or credits that impact current results, but are not related to our ongoing operations and unusual and infrequent non-operating items and non-operating tax settlements or adjustments, such as the revaluation of our deferred tax liability as a result of the Tax Cuts and Jobs Act and net settlement of uncertain tax positions.
"Adjusted Diluted Earnings Per Share" is defined as adjusted net income divided by the weighted average diluted common shares outstanding.

Adjusted Net Income and Adjusted Diluted Earnings Per Share are not measures of financial performance under GAAP and should not be considered a substitute for Net Income and Diluted Earnings Per Share. Reconciliations of these items are provided below.

Year Ended December 31, 2017
(in millions, except per share data)	Adjusted Diluted Earnings Per Share
Reported GAAP Net Income	$59.5
Adjustment for revaluation of deferred tax liability related to change in federal tax rate under Tax Cuts and Jobs Act.	(35.1)
Adjusted Net Income (non-GAAP)	$24.4
Reported GAAP Diluted Earnings Per Share	$5.31
Adjusted Diluted Earnings Per Share (Non-GAAP)	$2.17
Weighted average common shares outstanding - diluted	11.2

The following table illustrates the calculation of the 2017 AIP awards paid to the NEOs in 2018. (Sum of components may differ from actual award amounts due to rounding.)

Named Executive Officer	Base Salary (a) ($)	Annual Incentive Target as a Percent of Base Salary (b) (1)	Revenue Percent Achieved	New Business Wins Percent Achieved	Adjusted Diluted Earnings Per Share Percent Achieved	Net Cash Provided by Operating Activities Percent Achieved	Days Sales Outstanding Percent Achieved	Total Performance Percent Achieved (c)	Approved Total Performance Percent Payout (d) (2)	Actual 2017 AIP Awards (a)x(b)x(d)($)
Charles L. Prow	600,018	100	111.5	91.8	124.0	155.9	94.7	98.30	103.3	619,800
Matthew M. Klein	335,067	65	111.5	91.8	124.0	155.9	94.7	98.30	103.3	225,000
Michele L. Tyler	307,528	55	111.5	91.8	124.0	155.9	94.7	98.30	103.3	174,700
Susan L. Deagle (3)	300,019	50	111.5	91.8	124.0	155.9	94.7	98.30	103.3	103,300
Kevin A. Leonard (4)	290,014	50	111.5	91.8	124.0	155.9	94.7	98.30	103.3	124,800
Kelvin R. Coppock (5)	276,765	50	111.5	91.8	124.0	155.9	94.7	98.30	103.3	71,500
(1) This column reflects the target percent of base salary approved for each NEO for his or her 2017 annual incentive award. The approved annual incentive plan formula for 2017 was based on performance measures and goals that would pay 95.0% of target for 100% achievement of the approved goals.
(2) The Committee used its discretion under the plan to increase the Total Performance Percent Payout by 5 percentage points to 103.3% of target in recognition of the accomplishments during 2017, including the successful phase ins of seven programs representing over $500 million of new programs, the increased financial strength of the Company and the recognition of the extraordinary efforts to complete the Company's acquisition of SENTEL Corporation, which closed in January 2018.
(3) Ms. Deagle's award was prorated to reflect 8 months of employment during 2017.
(4) Mr. Leonard's award was prorated to reflect 10 months of employment during 2017.
(5) Pursuant to his Separation Agreement, Mr. Coppock was eligible to receive a 2017 AIP award, prorated for his service during 2017.

LONG-TERM INCENTIVE PROGRAM

2017 LONG-TERM INCENTIVE AWARDS
Long-term incentive awards are intended to directly tie long-term compensation to long-term value creation and shareholder return. The 2017 long-term incentive program provided for a combination of TSR awards, RSUs and non-qualified stock options to comprise the total long-term incentive award for each NEO. These components are incentives for absolute stock price performance and appreciation as well as TSR performance relative to the specific group of companies referenced below. The Compensation Committee set vesting terms for RSUs and non-qualified stock options based on the Compensation Consultant's review and guidance regarding current competitive practice and its assessment of appropriate vesting terms and conditions for Vectrus. In determining the total long-term incentive award for each NEO, the Committee also considered individual performance.

The Compensation Committee weighted the 2017 long-term incentive awards as follows:
The following table sets forth the value of 2017 long-term incentive award amounts for the NEOs granted during 2017, as determined by the Compensation Committee.

Named Executive Officer	TSR (Target Cash Award) ($)	Non-Qualified Stock Option Award Value ($)	Non-Qualified Stock Option Awards (# of Options)	Restricted Stock Unit Award Value ($)	Restricted Stock Unit Awards (# of Units)
	Represents 50% of total award value	Represents 20% of total award value		Represents 30% of total award value
Charles L. Prow	450,000	180,000	21,898	270,000	12,284
Matthew M. Klein	205,000	82,000	9,976	123,000	5,596
Michele L. Tyler	110,000	44,000	5,353	66,000	3,003
Susan L. Deagle (1)	125,000	50,000	5,618	75,000	2,879
Kevin A. Leonard (2)	125,000	50,000	6,242	75,000	3,475
Kelvin R. Coppock	100,000	40,000	4,866	60,000	2,730

(1)
Ms. Deagle received a 2017 long-term incentive award valued at $250,000 on May 8, 2017. Ms. Deagle's stock options were based on the Black-Scholes value of $8.90 per share and her RSUs were based on the $26.05 closing price of Vectrus common stock on May 8, 2017.

(2)
Mr. Leonard received a 2017 long-term incentive award valued at $250,000 on March 27, 2017. Mr. Leonard's stock options were based on the Black-Scholes value of $8.01 per share and his RSUs were based on the $21.58 closing price of Vectrus common stock on March 27, 2017.

The 2017 long-term incentive awards for Messrs. Prow, Klein and Coppock and Ms. Tyler were granted on March 3, 2017. A valuation based on the grant date was used to determine the number of options and RSUs granted pursuant to this allocation. The number of options granted was based on the Black-Scholes value of $8.22 per share on the March 3, 2017 grant date. The number of RSUs granted on March 3, 2017 was based on the $21.98 closing price of Vectrus common stock on the grant date.

RESTRICTED STOCK UNIT COMPONENT
The Compensation Committee reviewed all proposed grants of RSUs to NEOs prior to their award, including awards based on performance, retention-based awards and awards contemplated for new employees as part of employment offers. Grants of RSUs provide executives with stock ownership of unrestricted shares after the restrictions lapse. NEOs were granted RSU awards because, in the judgment of the Compensation Committee and based on management’s recommendations, these individuals were in positions most likely to assist in the achievement of the Company’s long-term value creation goals and to create increased shareholder value over time. RSUs granted in 2017 vest in one-third annual installments on the first, second and third anniversaries of the grant date.

NON-QUALIFIED STOCK OPTION COMPONENT
Non-qualified stock options provide an opportunity for optionees to purchase Vectrus stock in the future at a price equal to the stock’s value on the date the option is granted, which is referred to as the option exercise price. Non-qualified stock options vest in one-third cumulative annual installments on the first, second and third anniversaries of the grant date and expire ten (10) years from the grant date.

RELATIVE TOTAL SHAREHOLDER RETURN (TSR) AWARD COMPONENT
The TSR performance design for 2017 - 2019 compares the Company’s TSR performance relative to the TSR performance of the Aerospace and Defense companies in the S&P 1500 Index. In designing the program, the Compensation Committee determined that this would be an appropriate index for Vectrus to be measured against for relative total shareholder return performance. The Compensation Committee also determined that, consistent with awards beginning in 2015, performance could be measured in a more balanced manner with the following four performance periods weighted equally at 25%:

January 1, 2017 through December 31, 2017;
January 1, 2018 through December 31, 2018;
January 1, 2019 through December 31, 2019; and
January 1, 2017 through December 31, 2019.

The actual award payout factor will be determined based on the average of the payout factors for each of the four performance periods, determined as follows:

If the Company’s TSR performance relative to that of the Aerospace and Defense companies in the S&P 1500 Index is:	The Payout Factor is:
Less than the 35th percentile	0%
At the 35th percentile	50%
At the 50th percentile	100%
At the 80th percentile	200%
Actual results between the 35th percentile and the 80th percentile will be interpolated.

The potential award payout is capped at 200% of the target award as the Compensation Committee believes that having a cap helps mitigate excessive or inappropriate risk-taking.

VECTRUS TOTAL SHAREHOLDER RETURN AWARDS GRANTED IN 2015
The first Vectrus TSR awards were approved by the Compensation Committee and granted in 2015. Awards were subject to a three-year Performance Period beginning January 1, 2015 through December 31, 2017 and measured in four individual periods, weighted equally, as follows: January 1, 2015 - December 31, 2015; January 1, 2016 - December 31, 2016; January 1, 2017 - December 31, 2017; and January 1, 2015 - December 31, 2017.

Following the end of the three-year Performance Period, Vectrus TSR performance was calculated for each of the four individual periods, relative to the aerospace and defense companies in the S&P 1500. Results are indicated below:

Individual Performance Period	Vectrus Percentile Rank Performance vs. Aerospace & Defense Companies in the S&P 1500 *	Payout Factor
January 1, 2015 - December 31, 2015	7.1	0%
January 1, 2016 - December 31, 2016	26.9	0%
January 1, 2017 - December 31, 2017	68.0	160%
January 1, 2015 - December 31, 2017	16.0	0%
Average Payout Factor:		40%
(*) Performance below the 35th percentile rank versus the Aerospace and Defense companies in the S&P Index results in a 0% Payout Factor for the applicable Performance Period. Payout percentages for performance between the 35th and 80th percentile rank are interpolated.

Following certification of Vectrus performance for the 2015 TSR awards, the Compensation Committee approved payout in January 2018 at 40% of the target award. Payments to the NEOs were as follows:

Named Executive Officer	2015 Target Award	Payout at 40%
Matthew M. Klein	$205,000	$82,500
Michele L. Tyler	$110,000	$44,000
Kelvin R. Coppock	$100,000	$40,000

Messrs. Prow and Leonard and Ms. Deagle did not receive 2015 TSR awards as they were not employees of Vectrus during 2015.
TSR awards are discussed in more detail above at "Relative Total Shareholder Return (TSR) Award Component."

POST-EMPLOYMENT COMPENSATION
The Vectrus employer match contribution is 50% up to 8% of employee-elected deferrals based upon annual base compensation. All contributions are 100% vested.

Vectrus also established and maintains a non-qualified, unfunded Vectrus Systems Corporation Excess Savings Plan to provide key employees an opportunity to earn benefits in excess of the benefits that may be earned under the Vectrus 401(k) Plan. This plan is discussed in more detail in the narrative above the “Non-qualified Deferred Compensation” table.

SEVERANCE PLAN ARRANGEMENTS
The plans discussed below are described in more detail in "Payments Upon a Termination or Change in Control." The severance plans apply to key Vectrus employees as defined by Section 409A. The Vectrus severance plan arrangements are not considered in determining other elements of compensation. All of the Vectrus NEOs were covered under the Senior Executive Severance Play Plan and the Special Senior Executive Severance Pay Plan.

SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide a period of transition for senior executives. Senior executives who are U.S. citizens or who are employed in the United States are covered by this plan. The plan generally provides for severance payments if the Company terminates a senior executive’s employment without cause.

The exceptions to severance payments are:

●	the executive terminates his or her own employment;
●	the executive’s employment is terminated for cause; or
●	if the executive accepts employment or refuses comparable employment with a purchaser in a divestiture situation.

No severance is provided for termination for cause because the Company believes employees terminated for cause should not receive additional compensation. No severance is provided where an executive accepts or refuses comparable employment in a divestiture situation because the executive had the opportunity to receive employment income from another party under comparable circumstances.

SPECIAL SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide compensation in the case of termination of employment in connection with an Acceleration Event (defined in "Payments Upon Termination or Change in Control - Change in Control Agreements"). The provisions of this plan are specifically designed to address the inability of senior executives to influence the Company's future performance after certain change in control events. The plan is structured to encourage executives to act in the best interests of shareholders by providing for certain compensation and retention benefits and payments, including change in control provisions, in the case of an Acceleration Event.

The purposes of these provisions are to:

●	provide for continuing cohesive operations as executives evaluate a transaction, which, without change in control protection, could be personally adverse to the executive;
●	keep executives focused on preserving value for shareholders;
●	retain key talent in the face of potential transactions; and
●	attract talented employees in the competitive marketplace.

As discussed above, this plan provides severance benefits for covered executives, including any named executive officer whose employment was terminated by the Company without cause, or where the covered executive terminated his or her employment for good reason within two years after the occurrence of an acceleration event as described below (including a termination due to death or disability) or if during the two-year period following an Acceleration Event, the covered executive had grounds to resign with good reason or the covered executive’s employment was terminated in contemplation of an Acceleration Event that ultimately occurred.

The plan is designed to put the executive in the same position, from a compensation and benefits standpoint, as he or she would have been in without the Acceleration Event. With respect to incentive plan awards, since the executive would no longer have the ability to influence the corporate objectives upon which the awards were based, the plan provides that any AIP awards be paid out at target.

CHANGE IN CONTROL ARRANGEMENTS
As described more fully in "Payments Upon Termination or Change in Control," the Compensation Committee has provided for treatment of short-term and long-term incentive plans, severance arrangements and excess savings plan upon a change in control.

EMPLOYEE BENEFITS AND PERQUISITES
Vectrus executives are eligible to participate in Vectrus’ broad-based employee benefits programs, including medical, dental, vision coverage, group life insurance, and other specified benefit plans according to the plan documents.

PERQUISITES FOR THE NEOs
Vectrus provides only those perquisites that it considers to be reasonable and consistent with competitive practice. Physical exams are available on a biennial basis and were not provided in 2017. There were limited perquisites provided to the following NEOs during 2017: a housing allowance, short-term rental costs and spousal travel for Mr. Prow, a housing allowance and taxable relocation costs for Mr. Leonard and outplacement services for Mr. Coppock. (See the "All Other Compensation Table.") The Compensation Committee continues to review benefits and perquisites to assure they are reasonable and consistent with competitive practice.

OTHER CONSIDERATIONS AND POLICIES
CLAWBACK POLICY
The Board of Directors has adopted a clawback policy to provide for recoupment of performance-based compensation if the Board of Directors determines that a senior executive has engaged in fraud or willful misconduct. This would include annual cash incentive and bonus awards and all forms of equity-based compensation to the extent such awards are performance-based. If, in the Board of Directors’ view, the compensation related to Vectrus’ financial performance would have been lower if it had been based on the restated results, the Board of Directors will, to the extent permitted by applicable law, seek recoupment from that senior executive of any portion of such compensation as it deems appropriate after a review of all relevant facts and circumstances. The NEOs are covered by this policy.

EQUITY GRANT POLICY - CONSIDERATION OF MATERIAL NON-PUBLIC INFORMATION
Vectrus non-qualified stock option awards and RSU awards granted to NEOs, senior and other executives, and RSU awards granted to Directors, are awarded and priced on the same date as the approval date or a subsequent date approved by the Compensation Committee for administrative reasons. Vectrus may also award RSUs or non-qualified stock options in the case of the promotion of an existing employee or hiring of a new employee. These grants may be made at a time Vectrus is in possession of material non-public information related to the promotion or the hiring of a new employee or other matters. Vectrus does not time its release of material non-public information for the purpose of affecting the value of executive compensation, and executive compensation decisions are not timed to the release of material non-public information.

CONSIDERATION OF TAX AND ACCOUNTING IMPACTS
Section 162(m)- Section 162(m) of the Code as in effect prior to the enactment of tax reform legislation in December 2017 placed a limit of $1,000,000 on the amount of compensation that Vectrus could deduct in any one year with respect to its "covered employees," which consisted of its Chief Executive Officer and the three other highest-paid named executive officers, other than the Chief Financial Officer. There was an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements.

Recent tax reform legislation enacted in December 2017 retained the $1,000,000 deduction limit, but repealed the performance-based compensation exemption from the deduction limit and expanded the definition of “covered employees,” effective for taxable years beginning after December 31, 2017. Consequently, compensation paid in 2018 and later years to NEOs in excess of $1,000,000 will not be deductible unless it qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017.

The Compensation Committee generally intends to continue to comply with the requirements of Section 162(m) as it existed prior to the tax reform legislation with respect to performance-based compensation in excess of $1,000,000 payable under outstanding awards granted before November 2, 2017 under our Amended 2014 Plan in order to qualify them for the transitional relief. However, no assurance can be given that the compensation associated with these awards will qualify for the transitional relief, due to ambiguities and uncertainties as to the application and interpretation of newly revised Section 162(m) and the related requirements for transitional relief.

There may be situations in which the Compensation Committee's prudent use of discretion in determining pay levels is in the best interests of Vectrus and its shareholders and, therefore, desirable. In those situations where discretion is used, awards could be structured in ways that may result in non-deductible compensation expenses to Vectrus.

Section 409A - Vectrus plans are intended to comply with Section 409A of the Code, to the extent applicable. While Vectrus endeavors to comply with other applicable sections of the Code with respect to compensation, the Compensation Committee did not consider other tax implications when designing Vectrus’ compensation programs.

Excise Taxes - Vectrus provides “best-net” provisions with respect to any excise tax triggered by a change-in-control. Under these provisions, if payments triggered by a change-in-control would be subject to an excise tax, then either payments would be reduced by the amount needed to avoid triggering the tax, or no reduction of payments would occur, depending on which alternative left the executive in the better after-tax position.

POLICY AGAINST HEDGING, PLEDGING, SPECULATION IN COMPANY STOCK AND INSIDER TRADING
Vectrus has a policy that prohibits employees from taking advantage of, disclosing, or using any confidential information for the purpose of personal gain, including buying, selling, or trading in any Vectrus security. The policy includes prohibitions against hedging or pledging Vectrus securities, speculation or other investments where the shareowner’s economic interest is disassociated from share ownership. The Board of Directors has adopted a parallel policy that applies to Directors. Directors and executives annually receive specific instructions which prohibit engaging in certain trading with respect to equity securities of Vectrus, including short sales and transactions involving puts, calls, and listed and unlisted options (other than exercises of Company granted stock options).

BUSINESS RISK AND COMPENSATION
Compensation across the enterprise is structured so that unnecessary or excessive risk-taking behavior is discouraged. Total compensation for senior officers is heavily weighted toward long-term compensation consistent with the Vectrus compensation philosophy, which is focused on long-term value creation. This focus on long-term compensation discourages behaviors that encourage short-term risks. The President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer attend those portions of the Compensation Committee meetings at which plan features and design configurations of annual and long-term incentive plans are considered and approved. Overall enterprise risk is reviewed and considered at the Committee and Board meetings, providing additional important information to the Compensation Committee.

Vectrus management recently conducted a risk assessment of our compensation policies and programs, including our executive compensation programs. Vectrus management reviewed and discussed the findings of the assessment with the Compensation Committee and the full Board of Directors which concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive risk taking behavior. As a result, we do not believe that risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed management’s summary on the review and assessment of such compensation programs and approved these conclusions.

The Compensation Committee considered risk implications of our compensation programs during its deliberations on the design of our 2017 executive compensation programs, with the goal of appropriately balancing short-term and long-term performance.

The following table summarizes representative Vectrus compensation components or policies and relevant risk mitigation factors:

RISK ASSESSMENT ACROSS THE ENTERPRISE

VECTRUS COMPENSATION COMPONENT OR POLICY	RISK MITIGATION FACTOR
Base Salary	Based on market rates. Provides stability and minimizes risk-taking incentives.
Annual Incentive Plan	● AIP design emphasizes overall performance and collaboration across the enterprise.
● AIP components focus on metrics that encourage operating performance and that differ from those used for long-term incentive awards.
● Individual AIP components and total AIP awards are capped.
● Payments are made only after external audit review and Compensation Committee certification of performance to metrics and approval.
Long-Term Incentive Awards - RSUs	RSUs vest annually in one-third increments over a three-year period.
Long-Term Incentive Awards - Stock Options	Stock options vest in one-third cumulative annual installments on the first, second and third anniversaries of the grant date. Options expire ten years after the grant date.
Total Shareholder Return Awards
TSR awards are based on relative share price performance over four separate periods (e.g., 2017, 2018, 2019 and 2017-2019) during a three-year cycle and encourage behaviors focused on long-term goals, while discouraging behaviors focused on short-term risks. Relative TSR is a different metric from those used for AIP awards.

Perquisites	Limited perquisites are based on competitive market data. (See "Employee Benefits and Perquisites - Perquisites for the NEOs".)
Severance	Severance plans are maintained by the Company in the event of termination without cause or in certain circumstances following a change in control of the Company.
Clawback Policy	Provides mechanism for senior executive compensation recapture in certain situations involving fraud or willful misconduct.
Officer Share Ownership Guidelines
Vectrus officers are required to own Vectrus shares or share equivalents up to 5x base salary, depending on the level of the officer. In addition, the officers are required to hold shares until their guidelines are met. Share ownership guidelines align executive and shareholder interests and discourage executives from focusing on short-term results without regard for longer-term consequences.

Prohibition Against Pledging or Hedging or Speculation in Vectrus Securities
Vectrus policy prohibits pledging or hedging or speculative trading in and out of Vectrus securities, including short sales and leverage transactions, such as puts, calls and listed and unlisted options, other than Company-granted options.

Change in Control
Under the Amended 2014 Plan and award agreements, a double trigger requires both consummation of the transaction and a qualifying termination for accelerated vesting of outstanding long-term incentive grants.

Pension Plans	Vectrus does not provide a traditional pension plan or supplemental executive retirement plan.

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our NEOs in 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($) (a)	Stock Awards ($) (b)	Option Awards ($) (c)	Non-equity Incentive Plan Compen-sation ($) (d)	Change in Pension Value and Non-Qualified Deferred Compen-sation Earnings ($) (e)	All Other Compen-sation ($) (f)	Total ($)
Charles L. Prow (g) President and Chief Executive Officer	2017	600,018	—	720,002	180,002	619,800	—	55,701	2,175,523
	2016	32,309	—	600,005	—	—	—	219	632,533
Matthew M. Klein Senior Vice President and Chief Financial Officer	2017	333,131	—	328,000	82,003	225,000	—	10,248	978,382
	2016	325,000	—	328,008	82,002	174,300	—	11,645	920,955
	2015	326,250	15,788	328,002	81,997	192,400	—	10,395	954,832
Michele L. Tyler Senior Vice President, Chief Legal Officer and Corporate Secretary	2017	306,084	—	176,006	44,002	174,700		10,902	711,694
	2016	300,019	—	175,997	43,998	136,100	—	12,353	668,467
	2015	300,500	10,930	176,002	43,997	136,700	—	10,689	678,818
Susan L. Deagle Senior Vice President, Chief Growth Officer	2017	196,166	75,000	199,998	50,000	103,300	—	264	624,728
Kevin A. Leonard (h) Senior Vice President, Facility and Logistics Services	2017	223,088	—	199,991	49,998	124,800	—	15,869	613,746
Kelvin R. Coppock (i) (former) Senior Vice President, Contracts	2017	184,917	—	160,005	39,999	71,500	—	493,412	949,833
	2016	270,005	—	159,999	40,002	111,400	—	12,450	593,856
	2015	274,808	15,788	160,011	39,999	114,900	—	10,889	616,395

(a)
The amount in this column for 2017 represents a cash payment for Ms. Deagle in connection with her offer of employment. If Ms. Deagle's employment is voluntarily terminated within one year of employment, she will be required to repay this amount, net of taxes. Ms. Deagle joined the Company on May 1, 2017.

(b)
Amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for target TSR awards and RSUs. The assumptions used in calculating these amounts are incorporated herein by reference to Note 14 to the consolidated financial statements in the Vectrus Form 10-K for the year ended December 31, 2017. For the maximum value of TSR awards, see the table in "Grants of Plan-Based Awards in 2017".

(c)
Amounts in this column represent the aggregate grant date fair values of the option grants. The assumptions used by Vectrus in calculating these amounts are incorporated herein by reference to Note 14 to the consolidated financial statements in the Vectrus Form 10-K for the year ended December 31, 2017.

(d)	Amounts in this column reflect the AIP awards that were earned for the applicable performance year.

(e)	Effective upon the Spin-off, the Exelis Pension Plan remained with Exelis, Inc. Vectrus did not adopt a pension plan; therefore, no values are reported after 2014.

(f)	Amounts in this column represent items specified in the All Other Compensation table below.

(g)	Mr. Prow joined the Company on December 6, 2016.

(h)	Mr. Leonard joined the Company on March 20, 2017.
(i)    Mr. Coppock retired from the Company on July 1, 2017.

ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites (a) ($)	Excess Savings Plan Contributions (b) ($)	401(k) Matching Contributions (c) ($)	Other (d) ($)	Total All Other Compensation ($)
Charles L. Prow	2017	37,414	6,462	9,000	2,825	55,701
Matthew M. Klein	2017	—	2,525	7,215	508	10,248
Michele L. Tyler	2017	—	1,443	9,000	459	10,902
Susan L. Deagle	2017	—	—	—	264	264
Kevin A. Leonard	2017	6,852	—	7,585	1,432	15,869
Kelvin R. Coppock	2017	18,500	—	5,736	469,176	493,412

(a)
Amounts in this column represent housing allowances in the amount of $33,000 and $5,200 for Messrs. Prow and Leonard, respectively, the cost of spousal travel in the amount of $1,587 and $2,827 in short-term rental costs for Mr. Prow and taxable relocation in the amount of $1,652 for Mr. Leonard. For Mr. Coppock, the amount represents Company-paid outplacement services for six months.

(b)
Contributions to the Vectrus Systems Corporation Excess Savings Plan are unfunded and earnings are credited at the same rate as the Stable Value Fund available to participants in the Vectrus 401(k) Plan.

(c)
Amounts represent matching contributions during 2017 in the Vectrus 401(k) Plan, as follows: Mr. Prow (Company match $9,000, met IRS limit on employee deferral); Mr. Klein (Company match $7,215, met IRS limit on employee deferral); Ms. Tyler (Company match $9,000, met IRS limit on employee deferral); Mr. Leonard (Company match $7,585, did not meet IRS limit on employee deferral); and Mr. Coppock (Company match $5,736, did not meet IRS limit on employee deferral).

(d)
Amounts represent taxable group term life insurance premiums paid for Messrs. Prow, Klein and Leonard and Mses. Tyler and Deagle. The amount for Mr. Coppock represents (i) taxable group term life insurance premiums of $3,419 for 2017, (ii) taxable group term life insurance premiums of $3,460 to be paid in 2018 and $577 to be paid in 2019, (iii) cash termination pay of $133,060 paid in 2017, (iv) cash termination pay of $276,765 to be paid in 2018 and $51,095 in 2019, (v) Company paid dental and life coverage benefits of $240 paid in 2017 and (vi) Company paid dental and life coverage benefits of $480 to be paid in 2018 and $80 to be paid in 2019.

CEO PAY RATIO
The SEC adopted final pay ratio rules on August 5, 2015, implementing Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The rules require the annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the Chief Executive Officer (the "CEO"). The intended purpose of the new required disclosure is to provide a measure of the relationship of pay between the CEO and the median paid employee. The Company has maintained a conservative approach to compensation since the Spin-off in 2014. It is anticipated that over time, the CEO's pay will move toward the median of competitive practice, given strong individual and corporate performance. The Company believes its compensation philosophy and process represent a responsible approach toward CEO pay. The required disclosure is presented as follows:

Median Employee Total Annual Compensation:	$47,489
CEO Total Annual Compensation:	$2,175,523
Ratio of CEO Pay to Median Employee Compensation:	45.8 to 1.0

In determining the median employee, the Company prepared a listing of all employees as of October 31, 2017. This listing includes full-time, part-time, temporary employees and those on an approved leave of absence. All U.S. and non-U.S. employees were included in the analysis. Over 7,000 subcontract employees were excluded from the analysis because their compensation is determined by unaffiliated third parties. The data examined were W-2 wages or foreign equivalent compensation paid from November 1, 2016 through October 31, 2017. The median was calculated directly from the arrayed data using taxable wages as the chosen consistently applied compensation measure ("CACM"). Wages and salaries were annualized for those employees who were not employed for the full year. Once the median employee was determined, annual total compensation was calculated for that individual using the Summary Compensation Table rules for both the CEO and the median employee. As of October 31, 2017 the Company employed 5,994 persons.

GRANTS OF PLAN-BASED AWARDS IN 2017
The following table summarizes awards made to our NEOs during the year ended December 31, 2017. Grants made to NEOs during 2017 were made under the Amended 2014 Plan. The table includes the grant date for equity-based awards, the estimated future payouts under non-equity incentive plan awards (which consist of potential payouts for 2017 under the AIP), and estimated future payouts under the long-term incentive awards, which consist of potential payouts related to the TSR awards granted in 2017 for the 2017 - 2019 performance period. Also provided is the number of shares underlying all other stock and option awards, composed of RSUs and non-qualified stock option awards. The table also provides the exercise price of the non-qualified stock option awards, reflecting the closing price of the Company's common stock on the grant date and the grant date fair value of each equity award computed under FASB ASC Topic 718.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units (#) (5)	All Other Option Awards: Number of Securities Underlying Options (#) (6)	Exercise or Base Price of Option Awards ($/Sh) (7)	Grant Date Fair Value of Stock and Option Awards ($) (8)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Charles L. Prow		300,000	600,000	1,200,000
	1/1/2017				225,000	450,000	900,000
	3/3/2017							12,284			270,002
	3/3/2017								21,898	21.98	180,002
Matthew M. Klein		108,900	217,800	435,600
	1/1/2017				102,500	205,000	410,000
	3/3/2017							5,596			123,000
	3/3/2017								9,976	21.98	82,003
Michele L. Tyler		84,550	169,100	338,200
	1/1/2017				55,000	110,000	220,000
	3/3/2017							3,003			66,006
	3/3/2017								5,353	21.98	44,002
Susan L. Deagle (1)		50,000	100,000	200,000
	1/1/2017				62,500	125,000	250,000
	5/8/2017							2,879			74,998
	5/8/2017								5,618	26.05	50,000
Kevin A. Leonard (2)		60,400	120,800	241,600
	1/1/2017				62,500	125,000	250,000
	3/27/2017							3,475			74,991
	3/27/2017								6,242	21.58	49,998
Kelvin R. Coppock	1/1/2017	34,600	69,200	138,400	50,000	100,000	200,000
	3/3/2017							2,730			60,005
	3/3/2017								4,866	21.98	39,999

(1)	Ms. Deagle joined the Company on May 1, 2017 and received a 2017 long-term incentive award on May 8, 2017 in connection with her offer of employment.

(2)	Mr. Leonard joined the Company on March 20, 2017 and received a 2017 long-term incentive award on March 27, 2017 in connection with his offer of employment.

(3)
Amounts reflect the threshold, target, and maximum payment levels for commensurate performance under the AIP described above in “Compensation Discussion and Analysis - Compensation Objectives” if certain performance metrics are met. These potential payments are based on achievement of specific performance metrics and are completely at risk. The target award is computed based upon the applicable range of net estimated payments denominated in dollars where the target award is equal to 100% of the award potential, the threshold is equal to 50% of target and the maximum is equal to 200% of target. The approved AIP formula for 2017 was based on performance measures and totals that would pay 95% of target for 100% achievement of the approved goals. Actual AIP awards for 2017 are shown in the Summary Compensation Table.

(4)
Amounts reflect the threshold, target, and maximum payment levels, respectively, which are denominated in dollars, if an award payout is achieved under the Company's 2017 TSR awards. The 2017 TSR awards are subject to a three-year performance period from January 1, 2017 to December 31, 2019. The potential payments are based on achievement of specific approved performance as further described above in "Compensation Discussion and Analysis - 2017 Vectrus Long-Term Incentive Program

- Relative Total Shareholder Return (TSR) Award Component." TSR awards are completely at-risk compensation and payments, if any, are made in cash after the end of the performance period. The target amount shown is the grant date fair value.

(5)
Amounts reflect the number of RSUs granted in 2017 to the NEOs. RSUs granted to NEOs vest in one-third annual installments on the first, second and third anniversaries of the grant. The numbers of shares underlying the RSU awards granted on March 3, 2017, March 27, 2017 and May 8, 2017 were determined based on the closing price of Vectrus common stock on the respective date: $21.98, $21.58 and $26.05, respectively. During the restriction period, holders of RSUs do not have voting rights.

(6)
Amounts reflect the number of non-qualified stock options granted to the NEOs. For the March 3, 2017, March 27, 2017 and May 8, 2017 non-qualified stock option grants, the number of non-qualified stock options was computed by dividing the approved award value by the Black-Scholes option value of $8.22, $8.01 and $8.90, respectively, per share. Options become exercisable in one-third cumulative annual installments on the first, second and third anniversaries of the grant date and expire ten years after the grant date.

(7)
The option exercise prices for non-qualified stock options granted on March 3, 2017, March 27, 2017 and May 8, 2017 were $21.98, $21.58 and $26.05, respectively, per share, the closing prices of Vectrus common stock on those dates.

(8)	Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted to the NEOs in 2017.

SPECIAL COMPENSATION ARRANGEMENTS
CHARLES L. PROW EMPLOYMENT LETTER AND OTHER MATTERS
On November 30, 2016, Vectrus and Charles L. Prow entered into an employment letter (the "Prow Employment Letter") setting forth the terms and conditions of his employment as President and Chief Executive Officer of the Company. The material terms of the Prow Employment Letter are set forth below.

1.	Compensation and Benefits.

a.	Annual Base Salary. Mr. Prow’s initial base salary is $600,000.

b.	2017 Target Annual Incentive. Mr. Prow is eligible to participate in the Company’s Annual Incentive Plan with a target award of 100% of his annual base salary, starting in 2017.

c.
Long-Term Incentives. Mr. Prow is eligible for annual long-term incentive awards with an aggregate long-term incentive target for 2017 of $900,000 under the Company’s Long-Term Incentive Program, subject to approval by the Compensation Committee. It was anticipated that fifty percent (50%) of his 2017 long-term incentive award would be in the form of a cash incentive opportunity tied to relative total shareholder return; thirty percent (30%) would be in the form of time-vesting RSUs; and twenty percent (20%) would be in the form of time-vesting non-qualified stock options. In addition, as a one-time incentive, on December 8, 2016, he received a special RSU grant valued at $600,000 with annual vesting over three years.

d.
Other Benefit Programs. Mr. Prow is eligible to participate in the Company’s compensation and benefit plans, policies and arrangements that are applicable to other executives, including the Company’s Senior Executive Severance Pay Plan and Special Senior Executive Severance Pay Plan. Mr. Prow is an at-will employee.

Housing Costs. On February 24, 2017, the Compensation Committee approved a housing allowance for Mr. Prow in the amount of $3,000 per month. Mr. Prow, who was hired in December 2016 and works primarily at the Company’s Reston, Virginia office, was expected to spend a substantial amount of time in Colorado Springs, Colorado (the location of the Company’s headquarters). The Committee approved the housing allowance, which was not grossed up for taxes, following the Company’s cost analysis that indicated that the allowance would be less expensive than estimated hotel costs for his visits to Colorado Springs. The Company previously paid a total of $2,827 in 2017 for short-term apartment rental costs in Colorado Springs.

SUSAN L. DEAGLE EMPLOYMENT LETTER
On March 13, 2017, Vectrus and Ms. Deagle entered into an employment letter (the "Deagle Employment Letter") setting forth the terms and conditions of her employment as Senior Vice President and Chief Growth Officer of the Company. Ms. Deagle joined the Company on May 1, 2017. The material terms of the Deagle Employment Letter are set forth below.

1.	Compensation and Benefits.

a.	Annual Base Salary. Ms. Deagle’s initial base salary was $300,019.

b.
Cash Sign-on Payment.  Ms. Deagle received a cash sign-on payment (for equity that she forfeited at her then-current employer) of $75,000, subject to repayment (net of taxes) if Ms. Deagle voluntarily terminates her employment within one year of her start date.

c.
2017 Target Annual Incentive.  Ms. Deagle is eligible to participate in the Company’s Annual Incentive Plan with a target award of 50% of her annual base salary, starting in 2017.  For 2017, the award was prorated based on the number of months worked in 2017.

d.
Long-Term Incentives.  Ms. Deagle is eligible to participate in the Company's Long-Term Incentive Award Program, subject to approval of her awards by the Compensation Committee.  For 2017, she was recommended for a total target equity award of $250,000, comprised of 50% in the form of a cash target related to relative total shareholder return (subject to a three-year performance period beginning January 1, 2017 through December 31, 2019), 20% in non-

qualified stock options and 30% in restricted stock units. The options and restricted stock units will vest in one-third installments on the first, second and third anniversaries of the grant date.

e.	Other Benefit Programs. Ms. Deagle is eligible to participate in the Company’s benefit plans that are applicable to other employees.

KEVIN A. LEONARD EMPLOYMENT LETTER AND OTHER MATTERS
On March 9, 2017, Vectrus and Mr. Leonard entered into an employment letter (the "Leonard Employment Letter") setting forth the terms and conditions of his employment as Senior Vice President, Facility and Logistics Services of the Company. Mr. Leonard joined the Company on March 20, 2017. The material terms of the Leonard Employment Letter are set forth below.

1.	Compensation and Benefits.

a.	Annual Base Salary. Mr. Leonard’s initial base salary was $290,014.

b.	b. Cash Sign-on Payment. Mr. Leonard was eligible for, but was not paid, a cash sign-on payment of $10,000.

c.
2017 Target Annual Incentive.  Mr. Leonard is eligible to participate in the Company’s Annual Incentive Plan with a target award of 50% of his annual base salary, starting in 2017. For 2017, the award was prorated based on the number of months worked in 2017.

d.
Long-Term Incentives.  Mr. Leonard is eligible to participate in the Company's Long-Term Incentive Award Program, subject to approval of his awards by the Compensation Committee. For 2017, he was recommended for a total target equity award of $250,000, comprised of 50% in the form of a cash target related to relative total shareholder return (subject to a three-year performance period beginning January 1, 2017 through December 31, 2019), 20% in non-qualified stock options and 30% in restricted stock units. The options and restricted stock units will vest in one third-installments on the first, second and third anniversaries of the grant date.

e.
Relocation Benefits.  Mr. Leonard was eligible for relocation benefits, pursuant to Company practice.  These benefits include (i) one-month of settling in allowance equal to one month of base salary, grossed up for tax purposes, (ii) one house hunting trip for him and his spouse, including economy airfare, hotel, rental car and per diem, (iii) temporary accommodations for up to 90 days, including rental car and per diem for him and his spouse, and (a) economy airfare for him and his approved family to Colorado Springs, Colorado or (b) mileage and per diem, including lodging for him and his spouse to drive to Colorado Springs, Colorado, (iv) packing, shipping and unpacking of household goods and reimbursement for mileage, hotel, and per diem associated with driving one or more vehicles to Colorado Springs, Colorado, and (v) reimbursement for reasonable and customary closing costs and brokerage fees (limited to 6% of the sale price) on the sale of his home, grossed up for tax purposes.

f.	Other Benefit Programs. Mr. Leonard is eligible to participate in the Company’s benefit plans that are applicable to other employees.

Mr. Leonard did not relocate to Colorado Springs, Colorado.  Subsequently, the Compensation Committee approved a housing allowance for Mr. Leonard of $1,300 per month, commencing in October, 2017.

KELVIN R. COPPOCK SEPARATION AGREEMENT
Vectrus and Mr. Coppock entered into a Separation Agreement and Complete Release of Liability, dated June 30, 2017 (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company and Mr. Coppock agreed that (i) his last day of active full-time employment with the Company would be June 30, 2017 (the “Separation Date”), (ii) the Company would continue to pay Mr. Coppock his present salary at the rate of $276,765 per year, payable in normal bi-weekly payments for the period from July 1, 2017 through February 28, 2019 (the “Severance Pay Period”), (iii) he would be paid for any accrued, unused paid time off (“PTO”), (iv) he would be eligible for consideration for a pro-rata AIP bonus for 2017 payable in 2018 based on six months of active employment in 2017, (v) he would be eligible to continue participation in the Company’s medical, dental and vision plans through the Severance Pay Period, with the Company and Mr. Coppock continuing to share the monthly premium expense for such coverage through the Severance Pay Period (subject to the Company’s Senior Executive Severance Pay Plan), and the COBRA continuation period will run concurrently from the Separation Date, (vi) he would not be eligible to participate in any other Company benefit plans, policies, programs and arrangements following the Separation Date, and his remaining rights in such plans, policies, programs and arrangements following the Separation Date would be governed by the terms thereof, (vii) his outstanding equity awards would be treated in accordance with the terms of the applicable plan and award agreements, (viii) he would be eligible for Company-paid executive outplacement services for up to six months and (ix) he would be available upon reasonable notice during the Severance Period to assist the Company in the defense of certain legal or administrative actions or proceedings, at the Company’s request, at the rate of $133.06 per hour.
In addition, the Separation Agreement generally provides that the obligations of the Company described above are subject to certain conditions, which, if not complied with by Mr. Coppock, could require him to return any severance payments and any bonus payment made to him and pay any legal fees incurred by the Company to recover such payments. The Separation Agreement also provides for a release of liabilities.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR END

The following table sets forth summary information regarding the outstanding equity awards held by our NEOs at December 31, 2017.

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Charles L. Prow	8-Dec-2016	—	—	—		16,434	506,989
	3-Mar-2017	—	21,898	21.98	3/3/2027	12,284	378,961
Matthew M. Klein	6-Mar-2014	6,611	—	24.61	3/6/2024	—	—
	10-Oct-2014	14,927	—	20.62	10/10/2024	—	—
	4-Mar-2015	4,322	2,160	32.04	3/4/2025	1,279	39,457
	4-Mar-2016	3,872	7,743	20.06	3/4/2026	4,088	126,115
	3-Mar-2017	—	9,976	21.98	3/3/2027	5,596	172,637
Michele L. Tyler	8-Mar-2013	15,785	—	13.13	3/8/2023	—	—
	6-Mar-2014	4,132	—	24.61	3/6/2024	—	—
	10-Oct-2014	7,282	—	20.62	10/10/2024	—	—
	4-Mar-2015	2,319	1,159	32.04	3/4/2025	686	21,163
	4-Mar-2016	2,078	4,154	20.06	3/4/2026	2,193	67,654
	3-Mar-2017	—	5,353	21.98	3/3/2027	3,003	92,643
Susan L. Deagle	8-May-2017	—	5,618	26.05	5/8/2027	2,879	88,817
Kevin A. Leonard	27-Mar-2017	—	6,242	21.58	3/27/2027	3,475	107,204
Kelvin R. Coppock	6-Mar-2014	4,958	—	24.61	3/6/2024	—	—
	10-Oct-2014	7,282	—	20.62	10/10/2024	—	—
	4-Mar-2015	2,108	1,054	32.04	3/4/2025	624	19,250
	4-Mar-2016	1,889	3,777	20.06	3/4/2026	1,994	61,515
	3-Mar-2017	—	4,866	21.98	3/3/2027	2,730	84,221

(1)
The dates presented in this column represent the date the awards were granted (a) by Exelis for awards prior to the Spin-off and (b) by us for all other awards. The same vesting dates were retained by Vectrus after the Spin-off.

(2)	These awards vest in one-third annual installments on the applicable anniversaries of the grant date.

(3)	Reflects the Company's closing stock price of $30.85 on Friday, December 29, 2017.

OPTION VESTING SCHEDULE

Generally, options vest on the applicable anniversary of the grant date. Options vest in one-third cumulative annual installments on the first, second and third anniversaries of the grant date.

Name	Grant Date	Vesting Schedule (#s)
		2018	2019	2020
Charles L. Prow	3-Mar-2017	7,300	7,299	7,299
Matthew M. Klein	4-Mar-2015	2,160
	4-Mar-2016	3,872	3,871
	3-Mar-2017	3,326	3,325	3,325
Michele L. Tyler	4-Mar-2015	1,159
	4-Mar-2016	2,077	2,077
	3-Mar-2017	1,785	1,784	1,784
Susan L. Deagle	8-May-2017	1,873	1,873	1,872
Kevin A. Leonard	27-Mar-2017	2,081	2,081	2,080
Kelvin R. Coppock	4-Mar-2015	1,054
	4-Mar-2016	1,889	1,888
	3-Mar-2017	1,622	1,622	1,622

STOCK VESTING SCHEDULE

Generally, RSUs vest on the applicable anniversary of the grant date. Except as otherwise noted, RSUs vest in one-third annual installments on the first, second and third anniversaries of the grant date.

Name	Grant Date	Vesting Schedule (#s)
		2018	2019	2020
Charles L. Prow	8-Dec-2016	8,217	8,217
	3-Mar-2017	4,095	4,095	4,094
Matthew M. Klein	4-Mar-2015	1,279
	4-Mar-2016	2,044	2,044
	3-Mar-2017	1,866	1,865	1,865
Michele L. Tyler	4-Mar-2015	686
	4-Mar-2016	1,097	1,096
	3-Mar-2017	1,001	1,001	1,001
Susan L. Deagle	8-May-2017	960	960	959
Kevin A. Leonard	27-Mar-2017	1,159	1,158	1,158
Kelvin R. Coppock	4-Mar-2015	624
	4-Mar-2016	997	997
	3-Mar-2017	910	910	910

OPTION EXERCISES AND STOCK VESTED

The following table summarizes the option exercises and vesting of RSUs for each of our NEOs in 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Charles L. Prow	—	—	8,217	255,795.21
Matthew M. Klein	19,805	321,158	34,964	381,898.05
Michele L. Tyler	—	—	18,172	196,315.59
Susan L. Deagle	—	—	—	—
Kevin A. Leonard	—	—	—	—
Kelvin R. Coppock	—	—	18,760	198,673.23

(1)
Represents the difference between the market price of a share of Vectrus common stock on the date of exercise, and the exercise price per share, multiplied by the number of shares acquired upon exercise.

(2)
The aggregate value realized on the date of vesting of the RSUs is based on the average of high and low prices of Vectrus common stock on the date of vesting, multiplied by the number of shares acquired upon vesting. The value realized for these NEOs is based on $21.83 per share on the vesting date of March 4, 2017, as calculated below, $32.95 per share on the vesting date of October 10, 2017, and $31.13 per share on the vesting date of December 8, 2017. As March 4, 2017 fell on a Saturday, $21.83 represents the average of the high and low prices of Vectrus common stock on March 6, 2017, the next business day.

PENSION BENEFITS
Prior to the Spin-off, the NEOs participated in pension plans provided by Exelis. Vectrus has not adopted a pension plan, and does not provide pension benefits to the NEOs.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2017
EXCESS SAVINGS PLAN
The Vectrus Systems Corporation Excess Savings Plan provides our key employees with an opportunity to earn retirement savings benefits in excess of the retirement benefits they may contribute under our 401(k) Plan. Section 415 of the Internal Revenue Code limits the amount of compensation that can be used to determine employee and employer contribution amounts ($270,000 in 2017) to the 401(k) Plan. The benefit that is provided to an employee under an excess benefit plan generally amounts to the difference between what the employee would have received under the employer's qualified retirement plan without applying the Section 415 limitations and what the employee actually receives under the qualified retirement plan.

The Vectrus Systems Corporation Excess Savings Plan is a non-qualified unfunded savings plan. All balances under this plan are maintained on the books of Vectrus. Vectrus contributes to the participant's excess savings account at 4% of eligible base compensation. Participant investment earnings are based on the Guaranteed Income Fund - Stable Value Fund in the Vectrus 401(k) Plan. Benefits will be paid to the NEO in a lump sum in the seventh month following the last day worked by such NEO.

DEFERRED COMPENSATION
All NEOs participate in the Vectrus Excess Savings Plan. The following table shows the activity within the Excess Savings Plan for the NEOs for 2017.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(a)	Registrant Contributions in Last FY ($)(b)(1)	Aggregate Earnings in Last FY ($)(c)	Aggregate Withdrawals/ Distributions ($)(d)	Aggregate Balance at Last FYE ($)(e)(2)
Charles L. Prow	—	6,462	50	—	11,404
Matthew M. Klein	—	2,525	553	—	31,959
Michele L. Tyler	—	1,443	268	—	15,770
Susan L. Deagle	—	—	—	—	—
Kevin A. Leonard	—	—	—	—	—
Kelvin R. Coppock	—	—	13	—	670

(1)	The amounts in this column are also included in the Summary Compensation Table and in the All Other Compensation Table as Excess Saving Plan Contributions.

(2)	For all NEOs, amounts in the table above do not include any amounts reported in previous summary compensation tables.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Potential Post-Employment Compensation table below reflects the amount of compensation payable to each of the NEOs in the event of employment termination under several different circumstances, including voluntary termination, termination for cause, death, disability, termination without cause or termination in connection with a change in control. The NEOs are covered under the Senior Executive Severance Pay Plan and the Special Senior Executive Severance Pay Plan. For information about Mr. Coppock's severance arrangements, please refer to "Special Compensation Arrangements" and the Summary Compensation table.

The amounts shown in the Potential Post-Employment Compensation table are estimates, assuming that the triggering event was effective as of December 31, 2017, including amounts which would be earned through such date (or that would be earned during a period of severance), and where applicable, are based on the Vectrus closing stock price on Friday, December 29, 2017, which was $30.85. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Vectrus.

PAYMENTS AND BENEFITS PROVIDED GENERALLY TO SALARIED EMPLOYEES
The amounts shown in the table below do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

●	Accrued salary and paid time off; and
●	Amounts currently vested under the Vectrus Excess Savings Plan.

No perquisites are available to the NEOs shown in the table below in any of the post employment compensation circumstances.

SEVERANCE AND CHANGE IN CONTROL
SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide a period of transition for senior executives. Senior executives who are U.S. citizens or who are employed in the United States are covered by this plan. The plan generally provides for severance payments if Vectrus terminates a senior executive’s employment without cause. The amount of severance pay under this plan depends on the executive’s base pay and years of service. On October 6, 2015 the plan was amended to, among other things, reduce the maximum severance benefit from 24 months of base pay to 18 months of base pay. The severance benefit begins at 12 months of base pay for less than four years of service and increases to 18 months of base pay for service of nine years or more. Senior executives who had earned severance of greater than 18 months were grandfathered at the higher level. On November 9, 2016, the plan was further amended to provide severance benefits to eligible covered executives regardless of age. The amendments made with respect to this plan were the result of a study of competitive practice undertaken in concert with the Compensation Consultant retained by the Compensation Committee. Vectrus considers these severance pay provisions appropriate given the job responsibilities and competitive market in which senior executives function. Vectrus’ obligation to continue severance payments stops if the executive does not comply with the Vectrus Code of Conduct. Vectrus considers this cessation provision to be critical to Vectrus’ emphasis on ethical behavior. Vectrus’ obligation to continue severance payments also ends if the executive does not comply with non-competition provisions of this plan. These provisions protect the integrity of our business and are consistent with typical business arrangements. If a covered executive receives or is entitled to receive other compensation from another company, the amount of that other compensation could be used to offset amounts otherwise payable under this plan. During the severance payment period, the executive will have a limited right to continue to be eligible for participation in certain benefit plans. Severance pay will start within sixty (60) days following the covered executive’s scheduled termination date.

The exceptions to severance payments are:

●	the executive terminates his or her own employment;
●	the executive’s employment is terminated for cause, death or disability; or
●	if the executive accepts employment or refuses comparable employment with a purchaser in a divestiture situation.

Messrs. Prow, Klein and Leonard and Mses. Tyler and Deagle are covered under this plan. Mr. Klein is grandfathered at 24 months of severance payments based on his respective years of service prior to the 2015 plan amendment. Mr. Coppock is receiving payments under this plan.

SPECIAL SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide compensation in the case of termination of employment in connection with an Acceleration Event (as defined below). The provisions of this plan are specifically designed to address the inability of senior executives to influence the Company's future performance after certain change in control events. The plan is structured to encourage executives to act in the best interests of shareholders by providing for certain compensation and retention benefits and payments, including change in control provisions, in the case of an Acceleration Event.

The purposes of these provisions are to:

●	provide for continuing cohesive operations as executives evaluate a transaction, which, without change in control protection, could be personally adverse to the executive;
●	keep executives focused on preserving value for shareholders;
●	retain key talent in the face of potential transactions; and
●	attract talented employees in the competitive marketplace.

As discussed above, this plan provides severance benefits for covered executives, including any NEO whose employment is terminated by the Company without cause, or where the covered executive terminates his or her employment for good reason (including a termination due to death or disability) within two years after the occurrence of an Acceleration Event or if during the two-year period following an Acceleration Event, the covered executive has grounds to resign with good reason or the covered executive’s employment is terminated in contemplation of an Acceleration Event that ultimately occurred.

This plan is designed to put the executive in the same position, from a compensation and benefits standpoint, as he or she would have been in without the Acceleration Event. With respect to incentive plan awards, since the executive would no longer have the ability to influence the corporate objectives upon which the awards were based, the plan provides that any AIP awards are paid out at target (100%).

This plan provides four tiers of benefits for covered executives, based on their position within the Company and the criticality of their role in a change in control transaction. The Compensation Committee, working in concert with the independent Compensation Consultant, considered four tiers of benefits appropriate based on the relative ability of each tier of employee to influence future Company performance. Under this plan, if a covered executive's employment is terminated by the Company without cause within two years after an Acceleration Event or in contemplation of an Acceleration Event that ultimately occurs, or if the covered executive terminates his or her employment for good reason within two years after an Acceleration Event, he or she would be entitled to:

●	any accrued but unpaid base salary, bonus (AIP payment), unreimbursed expenses and employee benefits, including paid time off;
●
two and a half (2.5), two (2.0), one and a half (1.5) or one (1.0) times the annual base salary rate immediately preceding the date of the Acceleration Event or termination and two and a half (2.5), two (2.0), one and a half (1.5) or one (1.0) times the target AIP immediately preceding the Acceleration Event or termination;

●	continuation of health (medical/dental) and life insurance benefits at the same levels for the length of the individual's severance;
●
if payments triggered by an Acceleration Event would be subject to an excise tax, then either: (1) payments would be reduced by the amount needed to avoid triggering the tax, or (2) no reduction of payments would occur, depending on which alternative left the executive in a better after-tax position.

Mr. Prow is covered at the Tier 1 level of benefits of 2.5 times, Mr. Klein and Ms. Tyler are covered at the Tier 2 level of benefits of 2.0 times and Mr. Leonard and Ms. Deagle are covered at the Tier 3 level of benefits of 1.5 times.

CHANGE IN CONTROL AGREEMENTS
The following Vectrus plans have change in control provisions:

●	Vectrus, Inc. 2014 Omnibus Incentive Plan, Amended and Restated as of October 6, 2015;
●	Vectrus, Inc. Annual Incentive Plan for Executive Officers, Amended and Restated as of January 1, 2016;
●	Vectrus, Inc. Annual Incentive Plan, Amended and Restated as of January 1, 2016;
●	Vectrus, Inc. Special Senior Executive Severance Pay Plan Amended and Restated as of October 6, 2015; and
●	Vectrus Systems Corporation Excess Savings Plan.

The payment or vesting of awards or benefits under each of the plans listed above would be accelerated upon the occurrence of a change in control of Vectrus and, except for (i) bonus awards or (ii) certain equity awards granted prior to October 6, 2015, a qualifying termination of employment or service. The change in control provisions in these plans are intended to provide protections in the context of change in control transaction so that the executives can focus on preserving value for shareholders when evaluating situations that, without change in control provisions, could be personally adverse to the executive. For substantially all of the plans listed above there would be a change in control of Vectrus if one of the following Acceleration Events occurred:

1.
A report on Schedule 13D was filed with the SEC disclosing that any person, other than Vectrus or one of its subsidiaries or any employee benefit plan that is sponsored by Vectrus or a subsidiary, had become the beneficial owner of 30% or more of Vectrus’ outstanding stock;

2.
A person other than Vectrus or one of its subsidiaries or any employee benefit plan that is sponsored by Vectrus or a subsidiary purchased Vectrus shares in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 30% or more of Vectrus outstanding stock;

3.	The consummation of:

(a)
any consolidation, business combination or merger of Vectrus other than a consolidation, business combination or merger in which the shareholders of Vectrus immediately prior to the merger would hold 50% or more of the combined voting power of Vectrus or the surviving corporation of the merger and would have the same proportionate ownership of common stock of the surviving corporation that they held in Vectrus immediately prior to the merger; or

(b)	any sale, lease, exchange or other transfer of all or substantially all of the assets of Vectrus;

4.
A majority of the members of the Board of Directors of Vectrus changed within a 12-month period, unless the election or nomination for election of each of the new Directors by Vectrus’ shareholders had been approved by two-thirds of the Directors still in office who had been Directors at the beginning of the 12-month period or whose nomination for election or election was recommended or approved by a majority of Directors who were Directors at the beginning of the 12-month period; or

5.	Any person other than Vectrus or one of its subsidiaries or any employee benefit plan sponsored by Vectrus or a subsidiary became the beneficial owner of 30% or more of Vectrus outstanding stock.

The Potential Post-Employment Compensation table on the following page provides additional information.

POTENTIAL POST-EMPLOYMENT COMPENSATION

Executive*	Resignation (a)($)	Termination for Cause (b)($)	Death (c)($)	Disability (d)($)	Termination Not For Cause (e)($)	Termination Not For Cause or With Good Reason After Change in Control (f)($)
Charles L. Prow
Cash Severance (1)	0	0	0	0	600,018	3,000,090
2017 - 2019 TSR Award (2)	0	0	526,163	526,163	173,634	173,634
Unvested Equity Award (3)	0	0	1,080,186	1,080,186	263,737	1,080,186
Non-Qualified Retirement Benefits (4)	0	0	0	0	0	55,627
Other Non-Qualified Benefits (5)	0	0	0	0	9,732	25,644
Total (6)	0	0	1,606,349	1,606,349	1,047,121	4,335,181
Matthew M. Klein
Cash Severance (1)	0	0	0	0	670,134	1,105,721
2016 - 2018 TSR Award (2)	0	0	184,500	184,500	123,000	123,000
2017 - 2019 TSR Award (2)	0	0	239,696	239,696	79,100	79,100
Unvested Equity Award (3)	0	0	510,243	510,243	156,183	510,243
Non-Qualified Retirement Benefits (4)	0	0	0	0	0	23,305
Other Non-Qualified Benefits (5)	0	0	0	0	32,176	32,176
Total (6)	0	0	934,439	934,439	1,060,593	1,873,545
Michele L. Tyler
Cash Severance (1)	0	0	0	0	461,292	953,337
2016 - 2018 TSR Award (2)	0	0	99,000	99,000	66,000	66,000
2017 - 2019 TSR Award (2)	0	0	128,618	128,618	42,444	42,444
Unvested Equity Award (3)	0	0	273,773	273,773	83,795	273,773
Non-Qualified Retirement Benefits (4)	0	0	0	0	0	21,102
Other Non-Qualified Benefits (5)	0	0	0	0	1,154	1,577
Total (6)	0	0	501,391	501,391	654,685	1,358,233
Susan L. Deagle
Cash Severance (1)	0	0	0	0	300,019	675,043
2017 - 2019 TSR Award (2)	0	0	146,156	146,156	48,232	48,232
Unvested Equity Award (3)	0	0	115,784	115,784	17,270	115,784
Non-Qualified Retirement Benefits (4)	0	0	0	0	0	15,376
Other Non-Qualified Benefits (5)	0	0	0	0	8,963	13,770
Total (6)	0	0	261,940	261,940	374,484	868,205
Kevin A. Leonard
Cash Severance (1)	0	0	0	0	290,014	652,532
2017 - 2019 TSR Award (2)			146,156	146,156	48,232	48,232
Unvested Equity Award (3)	0	0	165,067	165,067	26,801	165,067
Non-Qualified Retirement Benefits (4)	0	0	0	0	0	14,776
Other Non-Qualified Benefits (5)	0	0	0	0	9,670	14,860
Total (6)	0	0	311,223	311,223	374,717	895,467
*Mr. Coppock retired July 1, 2017. For information regarding the severance arrangements for Mr. Coppock, please refer to "Special Compensation Arrangements" and the Summary Compensation Table.

(1)
Messrs. Prow, Klein and Leonard and Messes. Tyler and Deagle are covered under the Vectrus Senior Executive Severance Pay Plan. Under that plan, Mr. Prow, Ms. Deagle and Mr. Leonard will receive a severance benefit equal to 12 months of salary, Mr. Klein will receive a severance benefit equal to 24 months of salary and Ms. Tyler will receive a severance benefit equal to 18 months of salary. In the event of an Acceleration Event, Messrs. Prow, Klein and Leonard and Mses. Tyler and Deagle are

covered under the Vectrus Special Senior Executive Severance Pay Plan, described in this Proxy Statement, and will receive payments equal to the sum of their current annual base salary rate paid or in effect and their annual bonus, assumed at target (100%), times their individual multiple which are: Mr. Prow, 2.5X; Mr. Klein, 2.0X, Ms. Tyler, 2.0X; Ms. Deagle, 1.5X and Mr. Leonard, 1.5X.

(2)
Should Messrs. Prow, Klein or Leonard or Mses. Tyler or Deagle resign, their awards are forfeited. Termination for cause results in forfeiture of awards. In the event of a termination other than for cause, the amounts reflect severance of 12 months of base salary for Messrs. Prow and Leonard and Ms. Deagle, 24 months of base salary for Mr. Klein, and 18 months of base salary for Ms. Tyler. The calculation of the outstanding 2016-2018 TSR award in the table is based on actual performance for the periods ended December 31, 2016 and December 31, 2017 and target performance (100%) for the remaining two measurement periods as actual performance cannot be determined as of December 31, 2017. The calculation of the outstanding 2017-2019 TSR award in the table is based on actual performance for the period ended December 31, 2017 and target performance (100%) for the remaining three measurement periods as actual performance cannot be determined as of December 31, 2017.

(3)
Unvested equity awards reflect the market value of RSUs and in-the-money value of stock options based on $30.85, the closing price of Vectrus common stock on December 29, 2017 which was the last trading day of 2017. All NEOs have accepted the terms and conditions with respect to their awards, including restrictive covenants on non-solicitation and non-competition. In the event of termination due to resignation, or for cause, awards are forfeited. Termination due to death or disability results in full vesting of awards. In the event of termination by the Company, other than for cause, RSU awards are subject to pro rata vesting according to the number of full months of employment from the grant date through the termination date, including any period of severance for awards granted prior to October 6, 2015, and stock options continue to vest according to the terms of each award, through the applicable termination date, including through any period of severance. In the event that an executive satisfies the retirement eligibility requirements upon termination, including any period of severance, awards granted prior to October 6, 2015 continue to vest according to the terms of each award. RSUs and stock options granted in 2017 vest in one-third annual installments after the first, second and third anniversaries of the grant date. Upon an Acceleration Event, RSUs and stock options vest in full. Stock options expire ten years from date of grant.

(4)
No additional Vectrus Excess Savings Plan contributions are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability, the participant is 100% vested in the Vectrus match. Column (f) reflects additional cash payment for Vectrus contributions which would be made under the Special Senior Executive Severance Pay Plan following an Acceleration Event.

(5)
Column (e) shows the amount that Vectrus will pay in the event of termination not for cause, as provided in the Senior Executive Severance Pay Plan, for the Company’s portion of medical/dental and life insurance premiums for 12 months for Mr. Prow ($9,228 and $504, respectively), 24 months for Mr. Klein ($31,581 and $594, respectively), 18 months for Ms. Tyler ($722 and $433, respectively), and 12 months for Ms. Deagle ($8,710 and $253, respectively) and Mr. Leonard ($9,425 and $244, respectively). Column (f) shows the amount that Vectrus will pay in the event of an Acceleration Event, as provided in the Special Senior Executive Severance Pay Plan, for the Company’s portion of medical/dental and life insurance premiums for 12 months for Mr. Prow ($24,384 and $1,260, respectively), 24 months for Mr. Klein ($31,581 and $594, respectively), 18 months for Ms. Tyler ($970 and $607, respectively), and 12 months for Ms. Deagle ($13,367 and $403, respectively) and Mr. Leonard ($14,466 and $394, respectively).

(6)
Values in this table show the full payments per the applicable plan documents under the post termination scenarios. In the event of an Acceleration Event, a "best net" provision would apply, which provides either an unreduced benefit or a reduction in payments sufficient to avoid triggering an excise tax, whichever is better after-tax.

DIRECTIONS TO THE VECTRUS 2018 ANNUAL MEETING OF SHAREHOLDERS

Hyatt Regency Reston, 1800 Presidents St., Reston, VA 20190
Washington Dulles International Airport (IAD) - 6.59 miles

From airport take Dulles Access Road East toward Washington, DC. At Reston, use Exit 12, Reston Parkway / VA 602 and make a Left onto Reston Parkway. Third traffic light turn left onto Bluemont Way. Turn right onto Presidents Street to Hyatt Regency Reston.

Ronald Reagan Washington National Airport / Washington, DC (DCA) - 22 miles

Head North on the George Washington Memorial Parkway (crossing over into Virginia). Take the VA-123 exit toward Chain Bridge / McLean. Keep right at the fork to go on VA-123 S. Merge onto VA-267 W toward I-495 N / Dulles Airport (Portions toll). Take Reston Parkway / VA-602 exit- Exit 12. Keep Right at the fork to go on Reston Parkway / VA-602 N. At the second traffic light turn left onto Bluemont Way. Turn right onto Presidents Street to Hyatt Regency Reston.

TRUE TO YOUR MISSION

Cost-effective solutions, performance, and operational excellence that earn the contract every day.

VECTRUS
TRUE TO YOUR MISSION

655 Space Center Drive
Colorado Springs, CO 80915

719 591 3600

MIX
Paper from responsible sources
FSC® C132107
FSC
www.fsc.org

NYSE: VEC VECTRUS.COM

VECTRUS
TRUE TO YOUR MISSION

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Vectrus, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vectrus, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E36733-P03195 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

VECTRUS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

Vote on Class I Directors

1. ELECTION OF THREE CLASS I DIRECTORS

Nominees:	For	Against	Abstain
1a. Bradford J. Boston	☐	☐	☐
1b. Charles L. Prow	☐	☐	☐
1c. Phillip C. Widman	☐	☐	☐

Vote on Proposals

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the Vectrus, Inc. Independent Registered Public Accounting Firm for 2018.	☐	☐	☐
3. Approval, on advisory basis, of the compensation paid to our named executive officers.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign your name(s) exactly as it/they appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

VECTRUS
TRUE TO YOUR MISSION

VECTRUS, INC.
Annual Meeting of Shareholders
8:00 a.m., Eastern Time, May 18, 2018
Hyatt Regency Reston, 1800 Presidents Street
Reston, VA 20190
PLEASE PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM

Note: If you plan to attend the Annual Meeting of Shareholders, please so indicate by marking the appropriate box on the attached proxy card. If you plan to attend the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video, still photography or audio recording at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting.

SEC Proxy Access Notice

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be held on May 18, 2018 at 8:00 a.m., Eastern Time, at the Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20190. The proxy materials for the Vectrus 2018 Annual Meeting of Shareholders, including the 2018 Proxy Statement and the 2017 Annual Report to Shareholders are available over the Internet. To view these proxy materials, please visit www.proxyvote.com.

E36734-P03195

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VECTRUS, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 18, 2018 AT 8:00 AM ET

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) **Michele L. Tyler** and **Kathryn S. Lamping**, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of Common Stock of Vectrus, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., Eastern Time, on May 18, 2018 at the Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20190, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. In either case, if this form is signed and returned, the proxies will be authorized to vote in their discretion on any other matters that may be presented for a vote at the meeting of the annual Shareholders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE